UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Irwin Financial Corporation

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Irwin Financial Corporation

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Irwin Financial Corporation
500 Washington Street
P.O. Box 929
Columbus, IN 47202-0929
812.376.1909
812.376.1709 Fax
www.irwinfinancial.com

April 16, 2007

NOTICE OF 2007 ANNUAL MEETING OF SHAREHOLDERS

To our Shareholders:

You are cordially invited to attend the 2007 Annual Meeting of Shareholders of Irwin Financial Corporation, to be held at the Yes Cinema, 280 Commons Mall, Columbus, Indiana, on Wednesday, May 9, 2007, at 4:00 p.m. Eastern Daylight Time, for the following purposes:

Proposals:

No. 1.	to elect three Directors to serve on the Board until our 2010 annual meeting; and,

No. 2.	to approve the Irwin Financial Corporation 2007 Performance Unit Plan and grants made under this Plan.

Other Items:

•	to hear such reports as may be presented; and,

•	to transact any other business that may properly come before the meeting or any adjournment of it.

Proposals 1 and 2 are described further in the proxy statement accompanying this Notice.

Registration of shareholders will start at 3:15 p.m. and the meeting will start at 4:00 p.m.

Your vote is important. Whether or not you plan to attend the meeting, I encourage you to date, sign, and mail the enclosed proxy in the postpaid envelope that is provided. If you are present at the meeting and desire to do so, you may revoke your proxy and vote in person.

Enclosed with this notice are our Annual Report to Shareholders for 2006, our Annual Report on Form 10-K and our proxy statement.

MATT SOUZA
Secretary

2007 PROXY STATEMENT TABLE OF CONTENTS

Irwin Financial Corporation
500 Washington Street
P.O. Box 929
Columbus, IN 47202-0929
812.376.1909
812.376.1709 Fax
www.irwinfinancial.com

PROXY STATEMENT OF IRWIN FINANCIAL CORPORATION

FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 9, 2007

GENERAL INFORMATION AND VOTING PROCEDURES

We are providing this proxy statement and the accompanying form of proxy (the “proxy card”) in connection with the solicitation by our Board of Directors of proxies to be used at our Annual Meeting of Shareholders on Wednesday, May 9, 2007. The meeting will be held at the Yes Cinema, 280 Commons Mall, Columbus, Indiana, at 4:00 p.m. Eastern Daylight Time, or any adjournment thereof. Please see the back cover for directions.

We will bear the costs of the solicitation of proxies. In addition to solicitation by mail, proxies may be solicited by our directors, officers and employees, at no additional compensation, by telephone, facsimile transmission, e-mail, and personal interviews or otherwise.

A shareholder who signs and returns a proxy card may revoke it at any time before it is exercised by giving notice of revocation to our Secretary. All shares represented by a proxy card, if it is executed and returned, will be voted as directed by the shareholder. If a shareholder executes and returns a proxy card, but makes no direction as to such shareholder’s vote, the shares will be voted on each matter to come before the meeting in accordance with the recommendation of the Board of Directors.

Only shareholders of record at the close of business on March 23, 2007 (the “record date”), will be entitled to vote. On the record date, there were 29,527,712 common shares outstanding. Each common share is entitled to one vote on each matter to be voted on at the meeting.

Shareholders owning a majority of all the common shares outstanding must be present in person or represented by a proxy card in order to constitute a quorum for the transaction of business. Based on the number of common shares outstanding on the record date, 14,763,857 shares will be required at the meeting for a quorum.

Proxy cards returned by brokers with “non-votes” on any matter on behalf of shares held in street name because the beneficial owner has withheld voting instructions, and proxy cards returned with abstentions, will be treated as present for purposes of determining a quorum.

However, non-votes and abstentions will not be counted as voting on any matter for which a non-vote or abstention is indicated and will therefore not affect the outcome of those matters.

If you are a participant in the Irwin Financial Corporation Employees’ Savings Plan and/or the Irwin Mortgage Corporation Retirement and Profit Sharing Plan (the “Plans”), you have the right to direct Fidelity Management Trust Company (“Fidelity”), as Trustee of the Plans, regarding how to vote the shares of Irwin Financial Corporation attributable to your individual account under the Plans. Your instructions to Fidelity will be tabulated confidentially. If your voting directions are not received by May 4, 2007, the Trustee may vote the shares attributable to your account as specified by the applicable Plans.

More specific voting information accompanies the Proposals.

Our main offices are located at 500 Washington Street, Columbus, Indiana 47201. Our website is www.irwinfinancial.com.

This proxy statement will be mailed to shareholders on or about April 16, 2007.

SECURITIES OWNERSHIP AND REPORTING

Principal Holders of Irwin Financial Securities

Persons known by management to own beneficially more than 5% of our common shares, as of the record date, are listed below. All of the shares listed are beneficially owned through voting and investment power held solely by the reported owner, except as otherwise indicated.

	Amount and
Name and Address	Nature of		Percent of
of Beneficial Owner	Beneficial Ownership		Class
William I. Miller 500 Washington Street Columbus, Indiana 47201	11,275,295	(1)	38.10%
Dimensional Fund Advisors LP 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	2,468,442	(2)	8.36%
Barclays Global Investors, NA 45 Fremont Street San Francisco, CA 94105	1,884,927	(3)	6.38%

(1)	Amount and nature of beneficial ownership is as of the record date March 23, 2007. This includes 5,176,038 common shares, which William I. Miller beneficially owns as the trustee of the J. Irwin Miller Marital Trust II (“Trust II”). William I. Miller was appointed as the Trustee on April 25, 2006. Previously, Trust II also granted William I. Miller an irrevocable proxy to vote and an option to acquire, subject to certain conditions, 5,160,544 of these common shares. William I. Miller disclaims beneficial ownership of the securities held in this trust except to the extent of his potential remainder interest in this trust.

Also includes 5,160,592 common shares beneficially held through an irrevocable proxy granted by the IFC Trust under Trust Agreement dated June 29, 1990, Clementine M. Tangeman, Donor (the “IFC Trust”). On September 7, 2004 the IFC Trust appointed William I. Miller sole trustee, in substitution for his deceased father, J. Irwin Miller. The IFC Trust has granted William I. Miller an irrevocable proxy to vote such common shares, and an option to acquire such common shares, subject to certain conditions. The Estate of J. Irwin Miller is the sole beneficiary of the IFC Trust. William I. Miller disclaims beneficial ownership of the securities held in this trust except to the extent of his potential remainder interest in this trust.

Also includes (i) 22,812 common shares beneficially held through William I. Miller’s role as the custodian of accounts benefiting his children, (ii) 14,625 common shares held by William I. Miller’s spouse, Lynne M. Maguire, as trustee of the 1998 William I. Miller Annual Exclusion Trust (the “Exclusion Trust”), and (iii) 776,345 common shares beneficially held through employee stock options that are exercisable within 60 days of March 23, 2007. William I. Miller expressly disclaims beneficial ownership of the common shares held as custodian on behalf of his children and the common shares held through the Exclusion Trust.

(2)	The number of shares indicated is determined as of December 31, 2006, pursuant to a 13G filing that Dimensional Fund Advisors LP made with the Securities and Exchange Commission on February 2, 2007.

(3)	The number of shares indicated is determined as of December 31, 2006, pursuant to a 13G filing that Barclays Global Investors, NA (“Barclays”) made with the Securities and Exchange Commission on January 23, 2007. Barclays is the parent company of several subsidiaries reporting a total aggregate amount.

Securities Ownership of Directors and Management

The following information about the ownership of our common shares is given as of the record date, except as noted below, for each of our current directors and the “Named Executive Officers,” (as identified in the “Summary Compensation Table for Fiscal Year 2006” below) individually, and all our current directors and executive officers as a group.

		Right to Acquire
	Irrevocable	within 60 days of		Total Number of
	Voting	March 23,	Restricted	Shares Beneficially	Percent
Name	Proxy	2007	Stock	Owned(1)	of Class
Sally A. Dean (2)(3)		25,800	1,383	48,165	*
Gregory F. Ehlinger (4)		141,975	0	159,023	*
David W. Goodrich (3)		5,700	1,383	23,344	*
Robert H. Griffith (4)(7)		0	0	6,100	*
R. David Hoover (3)		10,357	2,808	18,252	*
Bradley J. Kime (4)		88,590	0	97,537	*
William H. Kling (2)(3)		9,925	3,527	34,693	*
Joseph LaLeggia (4)		19,000	0	22,513	*
Brenda J. Lauderback (3)		19,818	3,138	30,955	*
John C. McGinty, Jr. (3)		14,890	1,383	29,011	*
William I. Miller (3)(4)(5)	10,321,136	776,345	0	11,275,295	38.10%
Dayton H. Molendorp (3)(6)		0	0	0	*
Lance R. Odden (2)(3)		14,890	1,383	36,349	*
Thomas D. Washburn (4)		143,140	0	189,529	*
Marita Zuraitis (3)		750	5,211	6,394	*
Current Directors and Executive Officers as a Group (16 persons) (8)	10,321,136	1,391,785	20,216	12,141,653	41.03%

*	Less than 1%

(1)	Includes shares for which directors hold sole voting power but no investment power under our 1999 Outside Director Restricted Stock Compensation Plan and the Irwin Financial Corporation Amended and Restated 2001 Stock Plan (see Restricted Stock column) and shares which directors and executive officers have the right to acquire within 60 days of March 23, 2007. (The “Total Number of Shares Beneficially Owned” column may include shares not shown in other columns of this table.)

(2)	Director Nominee

(3)	Director

(4)	Named Executive Officer

(5)	See Footnote 1 to the table under “Principal Holders of Irwin Financial Securities.”

(6)	Mr. Molendorp was appointed as a director by the Board of Directors on February 15, 2007 to fill the remainder of the term of Theodore M. Solso, who resigned on December 31, 2006.

(7)	Shares owned by Mr. Griffith are based on ownership as of December 31, 2006.

(8)	Shares owned by Mr. Griffith are not included in the total shares owned by “Current Directors and Executive Officers as a Group” because Mr. Griffith is no longer an Executive Officer.

Mr. LaLeggia has a currently exercisable option to purchase 45.02 shares of the common stock of Irwin Commercial Finance Corporation (“ICF”), an indirect subsidiary of the Corporation.

Based on the number of shares currently outstanding, if Mr. LaLeggia exercised his option, he would hold 4.5% of the outstanding shares of ICF common stock.

We believe stock ownership by directors helps align their interests with those of our shareholders. The Governance Committee of the Board of Directors has approved guidelines for director ownership of our common stock. The guidelines include: direct ownership of our common stock (excluding stock options) equal in value to at least five times the non-stock- option portion of the director annual retainer fee (or $150,000, based on the current non-stock-option retainer fee portion of $30,000); attainment of the minimum level of ownership within five years of adoption of the guidelines (for directors who were serving at the time the guidelines were adopted) or five years after joining the Board of Directors (for directors whose service began after the guidelines were adopted); and disclosure of the guidelines and director compliance in our annual proxy statement. Apart from the above, we have created no incentives, disincentives or facilitative programs in connection with the guidelines. All directors are in compliance with our director stock ownership guidelines. (See also the discussion under the section “Director Compensation.”)

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (“Exchange Act”) requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the Securities and Exchange Commission (“SEC”) initial reports of ownership and reports of changes in ownership of our common shares and our other equity securities registered under the Exchange Act. The SEC requires our executive officers, directors, and greater than 10% shareholders to furnish us with copies of all Section 16(a) forms they file.

In connection with matters concerning the estate of J. Irwin Miller, we discovered that a Form 3 should have been filed at the time shares from the estate of Mrs. Clementine Tangeman were transferred to the IFC Trust in 1996. The IFC Trust filed a Form 3 in connection with this matter on July 14, 2006.

With the exception of the filing mentioned above, to our knowledge, based solely on a review of the copies of the reports we received and of written representations that no other reports were required, our executive officers, directors, and greater than 10% shareholders met all applicable Section 16(a) filing requirements for the fiscal year 2006.

CORPORATE GOVERNANCE

Proposal No. 1. Election of Directors

Three directors are to be elected to our Board of Directors at the Annual Meeting in 2007. The three nominees receiving the greatest number of votes at the meeting, either in person or by proxy, will be elected as directors for the ensuing three-year term, as indicated. Proxies granted for use at the Annual Meeting cannot be voted for more than three nominees. Directors who are standing for election at the Annual Meeting are sometimes referred to in this proxy statement as “Director Nominees.”

Our Board of Directors currently consists of ten members divided into three classes of directors who are elected to hold office for staggered terms of three years as provided in our by-laws.

Director Nominees Dean, Kling and Odden are currently serving three-year terms expiring in 2007.

ON THE RECOMMENDATION OF THE GOVERNANCE COMMITTEE OF OUR BOARD OF DIRECTORS, IT IS PROPOSED THAT DIRECTOR NOMINEES DEAN, KLING AND ODDEN BE ELECTED AT THE ANNUAL MEETING TO SERVE FOR THREE-YEAR TERMS.

Directors Hoover, Miller, and Molendorp are currently serving three-year terms that expire in 2008. Director Solso resigned from the Board effective December 31, 2006. Dayton H. Molendorp was appointed by the Board on February 15, 2007 to fill the remainder of the term of director Theodore M. Solso. Mr. Molendorp was recommended to the Governance Committee for service on our Board by a non-management director. Directors Goodrich, Lauderback, McGinty and Zuraitis are currently serving three-year terms that expire in 2009.

The persons named as Proxies on the proxy card will, unless otherwise indicated on the proxy card, vote the shares reflected on the proxy card for the election of the Director Nominees, whose biographies are included in the following table. Management has no reason to believe that any of the Director Nominees will be unable to serve. However, should a Director Nominee become unavailable for election, and unless the Board of Directors or the Executive Committee reduces the size of the Board to a number reflecting the number of nominees who are able and willing to serve, the persons named as proxies on the proxy card will vote for a substitute who will be designated by the Board of Directors or the Executive Committee upon recommendation of the Board’s Governance Committee.

Any vacancy occurring in the Board of Directors caused by resignation, death or other incapacity, or increase in the number of directors may be filled by a majority vote of the remaining members of the Board of Directors. If a director ceases to serve before his or her term expires, the individual replacing the departing director shall be named to serve the remainder of the departing director’s term. Until any such vacancy is filled, the existing directors shall constitute the Board of Directors. Shareholders will be notified of any increase in the number of directors and the name, address, principal occupation, and other pertinent information about any director named by the Board of Directors to fill any vacancy.

The following table sets forth, as of the record date: the name; year in which the Director Nominee or director was first elected as a director; for Director Nominees, the expiration of the term if elected at this year’s annual meeting; for current directors, the expiration of the directors’ term; principal occupation for the past five years of each Director Nominee or director; the percentage of the total number of meetings of our Board of Directors and meetings of committees of our Board of which the director or Director Nominee is a member attended by each director or Director Nominee during 2006; all other directorships or other positions held by each director and Director Nominee in other corporations subject to the reporting requirements of the Exchange Act and in any investment company; and the age as of March 23, 2007 of each director and Director Nominee.

Director Nominees

Sally A. Dean*
(Director since 1995; expiration of current term 2007; if elected, expiration of term 2010)

Ms. Dean is a retired Senior Vice President of Dillon, Read & Co. Inc. (an investment bank, which is now part of UBS). She serves as Chairman of the Paideia School Endowment Board and is former President of the Board of Trustees, Randolph-Macon Woman’s College. In 2006, Ms. Dean attended 97% of our Board and Committee meetings of which she is a member. Age 58.

William H. Kling*
(Director since 1992, expiration of current term 2007; if elected, expiration of term 2010)

Mr. Kling has been President and Chief Executive Officer of the American Public Media Group (“APMG”) since 2000. APMG is the parent company of American Public Media, Minnesota Public Radio, Southern California Public Radio and the Greenspring Company (a diversified media company). Mr. Kling became President of Minnesota Public Radio (a regional network of 38 public radio stations) in 1966, and a director in 1972. In 1987, he became the President of the Greenspring Company. He is a director of The Wenger Corporation, Comcast Cable of St. Paul and seven funds of the American Funds family of the Capital Group, including serving as the non-executive Chair of The New Economy Fund and Small Cap World Fund. He was elected a Regent of St. John’s University in 2005. In 2006, Mr. Kling attended 100% of our Board and Committee meetings of which he is a member. Age 64.

Lance R. Odden*
(Director since 1991; expiration of current term 2007; if elected, expiration of term 2010)

Mr. Odden retired as Head Master of The Taft School (a private educational institution) in June 2001, having served in that capacity since 1972. Mr. Odden serves as an advisor to Warburg Pincus (private equity investors), and is a director of the Berkshire School (a co-educational boarding school). Mr. Odden is a Managing Director of New Providence Asset Management, LLC (an investment manager of charitable endowments). In 2006, Mr. Odden attended 100% of our Board and Committee meetings of which he is a member. Age 67.

Current Directors

David W. Goodrich*
(Director since 1986; expiration of term 2009)

Mr. Goodrich serves as a director of Clarian Health Partners, Inc. (a network of healthcare facilities and hospitals), OneAmerica Financial Partners, Inc. (a nationwide network of companies offering retirement plan and insurance products and services), and the National Wine and Spirits, Inc. (a distributor of wines and spirits). He served as the President and Chief Executive Officer of the Central Indiana Corporate Partnership (a not-for-profit organization of corporate CEOs and University Presidents) from 1999 through the end of 2005. Mr. Goodrich was President of the Indianapolis, Indiana, Colliers Turley Martin Tucker Company (a realty company) from May 1998 to July 1999 and from January 1986 to May 1998, President of the F.C. Tucker Company’s Commercial Real Estate Services Division. He was a director of Indianapolis-based Citizens Gas and Coke Utility through December 2005. Mr. Goodrich is a member of the Indiana University Randall L. Tobias Center for Leadership Excellence (the “Indiana University Tobias Center”) Board of Overseers. Mr. Goodrich attended 100% of our Board and Committee meetings of which he is a member. Age 59.

R. David Hoover*
(Director since 2004; expiration of term 2008)

Mr. Hoover is Chairman, President and Chief Executive Officer of Ball Corporation (a beverage and food packaging and aerospace products and services company). In 2002, he was elected Chairman, and has been the President and CEO since 2001. Mr. Hoover joined Ball Corporation in 1970. Prior to his career with Ball, Mr. Hoover was a corporate financial analyst for Eli Lilly & Co. (a pharmaceutical company), Indianapolis. Mr. Hoover serves on the boards of Ball Corporation, Energizer Holdings, Inc. (a consumer/household goods and personal care products company), and Qwest Communications International, Inc. (a telecommunications provider). In 2006, Mr. Hoover attended 90.5% of our Board and Committee meetings of which he is a member. Age 61.

Brenda J. Lauderback*
(Director since 1996; expiration of term 2009)

Ms. Lauderback was President of the Retail and Wholesale Group of the Nine West Group, Inc. (a marketer of women’s footwear, clothing and accessories) from May 1995 until January 1998. She is a director of Big Lots, Inc. (a close-out retail company), Denny’s Corporation, (a full-service family restaurant chain), Select Comfort, Inc. (a bedding retail manufacturer), and Wolverine World Wide, Inc. (a manufacturer of casual and work-related footwear). In 2006, Ms. Lauderback attended 96% of our Board and Committee meetings of which she is a member. Age 56.

John C. McGinty, Jr.*
(Director since 1991; expiration of term 2009)

Mr. McGinty has been the President of Peregrine Associates, Inc. (a healthcare, governance, and leadership consulting firm) since 1997. He was a Managing Director of The Greeley Company (a healthcare leadership consulting, strategic planning, education, and publications firm) from 1997 to 2003, and currently serves as a Senior Consultant. Mr. McGinty was a part-time faculty member at Indiana University from 1997 to 2001. From 1986 to 1997, Mr. McGinty was President and Chief Executive Officer of Southeastern Indiana Health Management, Inc., and Columbus Regional Hospital. In 2006, Mr. McGinty attended 100% of our Board and Committee meetings of which he is a member. Age 57.

William I. Miller
(Director since 1985; expiration of term 2008)

Mr. Miller has been our Chairman and Chief Executive Officer of the Corporation since August 1990. He is a director of Cummins Inc. (a worldwide diesel engine manufacturer), and a director or trustee of three mutual funds in the American Family of Funds of the Capital Group (New Perspective Fund, Euro Pacific Growth Fund and New World Fund). He also serves as a trustee of Yale University and a director of the John D. and Catherine T. MacArthur Foundation (a private grantmaking foundation focused on human and community development). In 2006, Mr. Miller attended 100% of our Board meetings. Age 50.

Dayton H. Molendorp*
(Director since February 15, 2007; expiration of term 2008)

Dayton H. Molendorp is Chairman of the Board, President and CEO of American United Mutual Insurance Holding Company (“AUMIHC”), the parent of OneAmerica Financial Partners, Inc. (a nationwide network of companies and affiliates offering a wide variety of retirement plan and insurance products and services). He joined OneAmerica’s partner company American United Life Insurance Company (‘‘AUL”) in 1987 as Vice President of Individual Marketing Support and was later named Senior Vice President of Individual Operations. In 2003 he was named AUL Executive Vice President, and in 2004 he was named AUL President and CEO. Mr. Molendorp was appointed to his present position as Chairman of AUMIHC in February 2007.

Mr. Moldendorp serves as a board member of the Boys & Girls Club of Indianapolis, the Central Indiana Corporate Partnership, Indiana Chamber of Commerce, Indiana University Tobias Center, LIMRA International (a worldwide association of insurance and financial services companies) and the Skyline Club. He serves on the Advisory Commission for Anderson University and on the Advisory Committee for the Youth for Christ organization (an inter-denominational, Christian youth ministry). Age 59.

Marita Zuraitis*
(Director since 2005, expiration of term 2009)

Ms. Zuraitis is President of The Hanover Insurance Group, Inc.’s property and casualty insurance companies, Citizens Insurance Company of America and The Hanover Insurance Company. Prior to joining The Hanover Insurance Group, Ms. Zuraitis served as an Executive Vice President for the St. Paul Companies (a provider of insurance and surety products and risk management services) from 1998 to 2004, and as the President/CEO of its Commercial Lines Division from 2002 to 2004. She currently serves on the Board of Trustees for Worcester Academy (a private, co-educational boarding school). In 2006, Ms. Zuraitis attended 88% of the Board and Committee meetings of which she is a member. Age 46.

* All non-management directors are members of the Executive Committee.

There are no family relationships among any of the Director Nominees, directors or executive officers.

Director Independence

Our governance principles state that a substantial majority of the Board should consist of directors who are not employed by Irwin Financial and who satisfy the requirements of the New York Stock Exchange (“NYSE”) for being an independent director. The NYSE requires that independent directors not have material relationships with Irwin Financial, other than their directorship, that would impair their independence, as affirmatively determined by the Board in accordance with NYSE standards.

To assist in the Board’s determinations, the directors completed questionnaires designed to identify relationships that could affect their independence. The Board reached its determinations by considering all relevant facts and circumstances surrounding a director’s commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others.

On the basis of the responses to the questionnaires, the Board determined that Directors Dean, Goodrich, Hoover, Kling, Lauderback, McGinty, Molendorp, Odden and Zuraitis are independent because they met the standards for independence set forth in our governance principles and by the NYSE. There were no known relationships going back for a period of three years between the Corporation and Ms. Dean or Mr. Odden, and they were therefore deemed independent. The Board affirmatively determined that the relationships between the Corporation and each of Directors Goodrich, Hoover, Kling, Lauderback, McGinty, Molendorp and Zuraitis described below would not impair their independence for the following reasons:

With respect to Mr. Goodrich, the Board considered Irwin Financial Corporation’s payment of membership fees for the last three fiscal years to the Central Indiana Corporate Partnership (“CICP”), an alliance of Indiana business and research university leaders, and Mr. Goodrich’s service as President and Chief Executive Officer of the CICP until retiring from that position at the end of 2005. (Mr. Miller, our Chairman and Chief Executive Officer, is currently an Executive Committee member of the CICP.) The Board also considered Mr. Goodrich’s position as President of the CICP Partnership Foundation, a 501(c)(3) organization, until his retirement at the end of 2005, and the Foundation’s working line of credit with Irwin Financial’s subsidiary bank, which line was paid in full and closed in January 2005. (Mr. Miller served as a director and treasurer of the CICP Partnership Foundation until December 31, 2005.)

The Board also considered the contribution in 2004 by a subsidiary of Irwin Financial to an affiliate of Clarian Health Partners, Inc., a health system that includes four major hospitals in Indianapolis, where Mr. Goodrich serves as a director.

The Board also considered Mr. Goodrich’s service in 2006 as a director of OneAmerica Financial Partners, Inc. (“OneAmerica”), a nationwide network of companies and affiliates that offer retirement plan and insurance products and services. In 2005 and 2006, Irwin Union Credit Insurance Company, a subsidiary of Irwin Financial, made payments to American United Life Insurance Company (“AUL”), a subsidiary of OneAmerica, pursuant to a reinsurance arrangement, which arrangement was cancelled in 2006. During 2006, OneAmerica Securities, Inc., a subsidiary of OneAmerica, paid commissions to our indirect subsidiary, Irwin Union Insurance (“IUI”), for placing insurance through OneAmerica’s subsidiary, AUL.

The Board also considered Mr. Goodrich’s service as a member of the Indiana University Tobias Center Board of Overseers (where Mr. Miller, our Chairman and Chief Executive Officer, also served as a member until September 30, 2006) and donations made to various Indiana University programs by Irwin Financial and its subsidiaries over the last three fiscal years. These donations included matches to employee contributions as well as other contributions. Donations to Indiana University programs were also made through the Irwin Financial Foundation. (The Irwin Financial Foundation is not a subsidiary of Irwin Financial Corporation; however, directors and officers of the Foundation, including Mr. Miller, are executive officers of Irwin Financial Corporation.)

The Board also considered several banking relationships Mr. Goodrich and family members have with our subsidiary bank, including credit card accounts and a line of credit.

In concluding that Mr. Goodrich is independent, the Board believed that Irwin Financial’s decision to join the CICP had a valid business purpose; that the former relationship between our subsidiary bank and the CICP Partnership Foundation was conducted in the ordinary course of business; that the amount of Irwin Financial’s contribution to the Clarian Health Partners affiliate was not material; that the amounts paid to AUL by a subsidiary of Irwin Financial were not material nor was the amount paid to Irwin Financial’s indirect subsidiary in commissions by OneAmerica, and that these relationships were conducted in the ordinary course of the insurance business; that Mr. Goodrich’s position on the Board of Overseers at the Indiana University Tobias Center was not materially related to the contributions, which were deemed immaterial, made to Indiana University by Irwin-related entities; and that the relationships established by Mr. Goodrich and his family with our subsidiary bank were conducted in the ordinary course of banking business and involved nonmaterial amounts. The Board therefore concluded that none of the above relationships would unduly influence Mr. Goodrich’s judgment or prevent him from acting independently as a director of Irwin Financial.

With respect to Mr. Hoover, the Board considered Mr. Hoover’s service on the Dean’s Council of the Kelley School of Business of Indiana University. As it did for Mr. Goodrich, the Board considered donations made to Indiana University by Irwin Financial and its subsidiaries over the last three fiscal years. These donations included matches to employee contributions as well as other contributions. Donations to Indiana University programs were also made through the

Irwin Financial Foundation, which, though not a subsidiary of Irwin Financial, does receive the services of some of our executive officers.

The Board also considered that in 2006, at the request of the University of Denver, Irwin Financial Corporation made a contribution to be one of several sponsors of the University’s Korbel Dinner, a benefit for the Graduate School of International Studies, at which Mr. Hoover was one of several honorees.

In considering these relationships, the Board determined that Mr. Hoover was independent because his position on the Dean’s Council at Indiana University’s Kelley School of Business was not materially related to the contributions, which were deemed immaterial, made to Indiana University by Irwin-related entities; nor did the Board believe that Mr. Hoover’s independence as a director would be influenced by the amount contributed to the University of Denver, nor would Mr. Hoover’s status as an honoree at the University’s Korbel dinner materially influence his independent judgment as an Irwin Financial director.

With respect to Mr. Kling, the Board considered his former position as a director of The St. Paul Travelers Companies, Inc. (“St. Paul Travelers”) which ended effective May 3, 2005. In the last three fiscal years, IUI, one of our indirect subsidiaries, received agency commissions for placing insurance with St. Paul Travelers and St. Paul Guardian, and Irwin Financial paid premiums to St. Paul Travelers to obtain enterprise-wide excess layer Directors & Officers insurance coverage. IUI received an additional commission for placing the excess layer policy in 2004.

The Board deemed Mr. Kling to be independent. The Board determined that the indirect relationship between Mr. Kling’s position as a former director of St. Paul Travelers, and the commissions received by Irwin from, and premiums paid by Irwin to, St. Paul Travelers were immaterial and done in the ordinary course of business and would not interfere with Mr. Kling’s independent service as a director of Irwin Financial.

With respect to Ms. Lauderback, the Board considered a contribution Irwin Financial Corporation made in 2006 at Ms. Lauderback’s request to the Maya Angelou Research Center on Minority Health. Ms. Lauderback does not serve in any capacity for the Research Center. The Board believed the contribution was immaterial and would not affect Ms. Lauderback’s ability to exercise independent judgment as an Irwin Financial director and therefore deemed her independent.

With respect to Mr. McGinty, the Board considered the customer relationships he and family members have with our subsidiary bank: a mortgage loan originated in 2002 that the bank sold to an unrelated third party shortly after origination; insurance policies through our indirect subsidiary, IUI, as agent, resulting in agency commissions to IUI; investment advisory services; deposit accounts; and safe deposit box rental.

The Board also considered Mr. McGinty’s service on the Board of Directors of the Volunteers in Medicine Institute since 2002 and donations Irwin Financial made in the last three fiscal years to the Volunteers in Medicine Institute through the Columbus Regional Hospital Foundation.

In considering these relationships, the Board concluded that none of the banking relationships, which were ordinary course transactions, nor the donations, were material, or would affect Mr. McGinty’s ability to act independently as a director of Irwin Financial. The Board therefore deemed him independent.

With respect to Mr. Molendorp, the Board considered his position as Chairman, President and Chief Executive Officer of American United Mutual Insurance Holding Company, parent of OneAmerica, a nationwide network of companies and affiliates that offer retirement plan and insurance products and services. As it did for Mr. Goodrich, the Board considered that in 2005 and 2006, Irwin Union Credit Insurance Company, a subsidiary of Irwin Financial, made payments to AUL, a subsidiary of OneAmerica, pursuant to a reinsurance arrangement, which arrangement was cancelled in 2006. During 2006, OneAmerica Securities, Inc., a subsidiary of OneAmerica, paid commissions to our indirect subsidiary, IUI, for placing insurance through OneAmerica’s subsidiary, AUL.

The Board also considered Mr. Molendorp’s service as a director of the CICP, for which Mr. Miller, our Chairman and Chief Executive Officer, is currently an Executive Committee member, and to which, as described above for Mr. Goodrich, Irwin Financial Corporation has paid membership fees in each of the last three fiscal years.

The Board also considered Mr. Molendorp’s service as a director of the Boys & Girls Club of Indianapolis since 2003 and the contributions by an indirect subsidiary of Irwin Financial to the Boys & Girls Club of Indianapolis in 2004, and contributions by the Irwin Financial Foundation to the Boys & Girls Club of Indianapolis in each of 2005 and 2006.

The Board also considered Mr. Molendorp’s service as a member of the Board of Overseers of the Indiana University Tobias Center, and, as it did for Mr. Goodrich and Mr. Hoover, the Board considered donations made to Indiana University by Irwin Financial and its subsidiaries over the last three fiscal years. These donations included matches to employee contributions as well as other contributions. Donations to Indiana University programs were also made through the Irwin Financial Foundation, which, though not a subsidiary of Irwin Financial, does receive the services of some of our executive officers.

In considering these relationships, the Board deemed Mr. Molendorp independent. The Board noted that all of the transactions described above occurred before Mr. Molendorp joined our Board. Further, with respect to any continuing or future transactions, the Board believed the insurance commissions paid to IUI would not be material to Mr. Molendorp’s position at OneAmerica, nor were the amounts material that were paid to AUL by a subsidiary of Irwin Financial or received by Irwin Financial’s indirect subsidiary in commissions from OneAmerica, and these transactions were conducted in the ordinary course of the insurance business. The Board also concluded, as it had for Mr. Goodrich, that Irwin Financial’s decision to join the CICP had a valid business purpose. The Board further concluded that Mr. Molendorp’s position as director of the Boys & Girls Club of Indianapolis and his service on the Board of Overseers at the Indiana University Tobias Center were not materially related to the contributions received, which were deemed immaterial, from Irwin entities. The Board therefore concluded that none of the above relationships would unduly influence Mr. Molendorp’s judgment nor prevent him from acting independently as a director of Irwin Financial.

With respect to Ms. Zuraitis, the Board deemed her independent. The Board considered her former position as an Executive Vice President of The St. Paul Companies from 1998 through April of 2004, and as President/CEO of St. Paul’s Commercial Lines Division from 2002 through April of 2004. During Ms. Zuraitis’ tenure there, a subsidiary of Irwin Financial received commissions for insurance placed with The St. Paul Companies, and Irwin Financial purchased excess D&O insurance from The St. Paul Companies, but Ms. Zuraitis was not affiliated with Irwin Financial at that time. The Board does not consider her past relationship with The St. Paul Companies or St. Paul Travelers, or the commissions received from or premiums paid to the St. Paul Companies by Irwin, to be transactions in which Ms. Zuraitis had a material interest such as would affect her ability to perform independently the duties of director.

Our former director, Mr. Theodore Solso, resigned from the Board in 2006. Our Board determined in 2006 that Mr. Solso was independent and considered the following: charitable donations made and fees paid by Irwin Financial and its subsidiaries to organizations with which Mr. Solso is affiliated, and Mr. Solso’s position as CEO of Cummins Inc., to which we pay fees for the use and maintenance of an aircraft in which Cummins Inc. owns the majority interest and in which we own a 12.5 percent interest.

Director Meetings

Our Board of Directors held eight meetings during 2006.

Standing Committees and Committee Membership

Our Board of Directors has established five standing committees: (1) the Audit Committee; (2) the Risk Management Committee; (3) the Compensation Committee; (4) the Governance Committee; and (5) the Executive Committee. We have appointed certain members of our Board to serve on these committees, as reflected in the following chart:

2007 Committee Memberships

	Audit	Risk Management	Compensation	Governance	Executive
	Committee (1)	Committee (1)	Committee	Committee	Committee
Sally A. Dean	X		X*		X
David W. Goodrich		X			X
R. David Hoover	X				X
William H. Kling				X	X
Brenda J. Lauderback	X		X		X
John C. McGinty	X *	X		X	X
William I. Miller
Dayton H. Molendorp		X			X
Lance R. Odden		X	X	X *	X *
Marita Zuraitis	X	X *			X

* Indicates Committee Chair

(1)	The Board of Directors acted upon the recommendation of the Governance Committee to reorganize the Audit and Risk Management Committee, effective January 1, 2007, into two separate Committees: the Audit Committee and the Risk Management Committee.

Audit Committee

The Audit Committee is composed of Mr. McGinty (Committee Chair), Ms. Dean, Mr. Hoover, Ms. Lauderback and Ms. Zuraitis. The Board of Directors has determined that each member of the Committee is “independent” for purposes of the NYSE listing standards, SEC regulations and the Sarbanes-Oxley Act of 2002, as applicable to all independent directors and to audit committee members specifically. Additionally, the Board of Directors has determined that each member of the Committee is financially literate as required by the NYSE listing standards, and that Mr. McGinty qualifies as an audit committee financial expert, as defined by the SEC, thereby also satisfying the financial or accounting management expertise requirement under the NYSE listing standards.

The Audit Committee, which held 13 meetings in 2006 (as the Audit and Risk Management Committee), operates under a written charter adopted by the Board of Directors, a copy of which can be found in the “Corporate Governance” section of the Corporation’s website at www.irwinfinancial.com. (See also Appendix A to this proxy statement.) The Committee has primary responsibility for, among other things, engaging, overseeing, and compensating our independent auditors; reviewing and approving the independent auditors’ audit plan; reviewing the report of audit and the accompanying management letter, if any; reviewing and directing the work performed by our internal audit department; reviewing, either alone or in conjunction with the Risk Management Committee, the regulatory examination reports received by us and our subsidiaries; consulting with the independent and internal auditors about the adequacy of internal controls; establishing and maintaining a policy and procedures in connection with related person transactions between the Corporation and its executive officers and directors; and approving changes to and waivers, if any, from the Corporation’s Code of Conduct for executive officers and directors. (See also “Report of the Audit Committee” and the discussion of “Pre-approval of Services Rendered by Independent Auditors” in this proxy statement.)

Risk Management Committee

The Risk Management Committee was established on January 1, 2007 upon the reorganization of our Audit and Risk Management Committee into two separate committees. The Risk Management Committee is composed of Ms. Zuraitis (Committee Chair), Mr. Goodrich, Mr. McGinty, Mr. Molendorp and Mr. Odden. The Board of Directors has determined that each member of the Committee is “independent.” The Risk Management Committee, operates under a written charter adopted by the Board of Directors, a copy of which can be found in the “Corporate Governance” section of the Corporation’s website at www.irwinfinancial.com.  The Committee has the primary responsibility for assisting the Boards of Directors of the Corporation and our principal subsidiaries in fulfilling their oversight responsibilities with respect to the existence, operation and effectiveness of the enterprise-wide risk management programs, policies and practices. Responsibilities include reviewing enterprise-wide risk management and compliance policies and programs for, and reports on, the Corporation and its subsidiaries; approving and adjusting risk limits subject to ratification by the Corporation and Bank boards; and consulting with management on the effectiveness of risk identification, measurement, and monitoring processes, and the adequacy of staffing and action plans, as needed.

Compensation Committee

The Compensation Committee discharges the responsibilities of our Board of Directors relating to the compensation of our Chief Executive Officer and our other executive officers. In addition, the Compensation Committee grants stock options and other stock incentives to our executive officers, and administers our incentive, compensation and executive benefit plans.

The current members of the Compensation Committee are Ms. Dean (Committee Chair), Ms. Lauderback and Mr. Odden. The board has determined that each of Ms. Dean, Ms. Lauderback and Mr. Odden is “independent” for purposes of the NYSE listing standards and SEC regulations. Our Compensation Committee held five meetings in 2006.

Our Board of Directors has adopted a charter for the Compensation Committee, a copy of which can be found in the “Corporate Governance” section of the Corporation’s website at www.irwinfinancial.com.

The Committee has engaged Watson Wyatt Worldwide, which we refer to as Watson Wyatt, an external global human resources consulting firm, to conduct an annual review of our total compensation program for executive officers. Watson Wyatt provides data and analyses that serve as the basis for setting executive officer and director compensation levels and advises the Committee on compensation decisions. Watson Wyatt also advises the Committee on the structure of executive officer programs which includes the design of incentive plans and the forms and mix of compensation. In addition to advising the Committee, Watson Wyatt provides compensation consulting services to Irwin Financial and its subsidiaries that are reported back to the Compensation Committee.

The agenda for meetings of the Compensation Committee is proposed by the Committee’s Chair with input from other Committee members and assistance from our Chief Executive Officer, Executive Vice President, Senior Vice President-Ethics and Secretary, and the Vice President-Human Resources. Compensation Committee meetings are regularly attended by our Chief Executive Officer, Executive Vice President, Senior Vice President and Chief Financial Officer and Senior Vice President-Ethics and Secretary, as well as the Watson Wyatt consultant. At each regularly scheduled meeting, the Committee meets in executive session without any of the members of management present. The Watson Wyatt consultant attends executive session as requested by the Committee. The Committee’s Chair regularly reports the Committee’s recommendations on executive compensation to our Board of Directors.

Our human resources department also supports the Committee in its duties. Along with the Chief Executive Officer, Executive Vice President, the Senior Vice President and Chief Financial Officer, the Senior Vice President-Ethics and Secretary, and other officers, the human resources department may be delegated authority by the Committee to fulfill certain administrative duties regarding Irwin Financial compensation programs. The Compensation Committee has the authority under its charter to retain, review fees for, and terminate advisors and consultants as it deems necessary to assist in the fulfillment of its responsibilities.

The Chief Executive Officer provides the Committee with his assessment of the performance of the Executive Vice President, the Senior Vice President and Chief Financial Officer, and the Senior Vice President-Ethics and Secretary, and his perspective in developing his recommendations for their compensation. The Executive Vice President and the Chief Executive Officer provide the Committee with their assessments of the performance of each of the line-of-business presidents and their perspectives in developing their recommendations for compensation of those individuals. The Committee discusses each Named Executive Officer in detail and the compensation recommendations of the Chief Executive Officer and the Executive Vice President, including how these recommendations compare against external market data. The Committee approves all compensation of executive officers.

The Compensation Committee establishes the Chief Executive Officer’s compensation, taking into consideration the performance appraisal as conducted by the Governance Committee, described in the Governance Committee section below.

Governance Committee

The Governance Committee, which serves as a standing nominating committee of the Board of Directors, is composed of Mr. Odden (Lead Director and Committee Chair), Mr. Kling and

Mr. McGinty. The Board of Directors has determined that each member of the Governance Committee is “independent” for purposes of the NYSE listing standards and SEC regulations. The Committee, which held five meetings in 2006, operates under a written charter adopted by the Board of Directors, a copy of which can be found in the “Corporate Governance” section of the Corporation’s website at www.irwinfinancial.com.

The Governance Committee makes recommendations to the Board of Directors regarding general qualifications for nominees as directors, mix of experience and skills on the Board, size of the Board and the terms of its members, director compensation, and the retirement policy for directors. In discharging its responsibility for screening and recommending candidates for election to the Board, the Governance Committee periodically evaluates the Board’s effectiveness and composition, including matters such as the business and professional experience (including any requisite financial expertise or other special qualifications), background, age, current employment, community service and other board service of its members, as well as racial, ethnic and gender diversity of the Board as a whole. The Governance Committee considers a candidate’s qualifications in light of these criteria, as well as its assessment of whether a candidate can make decisions on behalf of, or while representing, Irwin Financial that are aligned with our Guiding Philosophy, which is posted at www.irwinfinancial.com.  The Committee will also consider a candidate’s “independent” status in accordance with applicable regulations and listing standards, as well as any conflicts of interest the candidate may have in serving on the Board of Directors. The Governance Committee recommended that the three Director Nominees stand for election at the annual meeting this year.

The Governance Committee will consider director candidates recommended by security holders from time to time, provided that such a recommendation is accompanied by (i) a sufficiently detailed description of the candidate’s background and qualifications to allow the Governance Committee to evaluate the candidate in light of the criteria described above, (ii) a document signed by the candidate indicating his or her willingness to serve if elected, and (iii) evidence of the nominating security holder’s ownership of Irwin Financial stock. Any such recommendation and related documentation must be delivered in writing to Lance Odden, currently our Lead Director, in care of Irwin Financial Corporation, PO Box 929, Columbus, Indiana 47202.

The Governance Committee also reviews and makes recommendations to the Board of Directors regarding director compensation and manages the Chief Executive Officer’s performance appraisal process that includes input from each of the independent directors. The Committee discusses the assessment of the Chief Executive Officer’s performance in executive session (without the Chief Executive Officer present) with all other members of the Board, which includes all members of the Compensation Committee.

The Governance Committee has also approved guidelines for director ownership of the Corporation’s common stock. See the discussion under the section “Securities Ownership of Directors and Management.”

Executive Committee

The Executive Committee consists of the non-management directors of our Board. Its purpose is to meet regularly in executive session without employee directors or management present. (Our Chairman and Chief Executive Officer is the only employee director currently on the Board.) The Committee meets at least four times per year in executive session without management for a general discussion of relevant subjects. Additional meetings of the Committee may be held from time to time as required. Lance Odden, who has been designated the Lead Director and appointed the Chair of the Executive Committee by the non-management directors, presides over such executive sessions and is responsible for communicating any concerns or conclusions expressed in these sessions to management. The Committee has the power to act on the Board of Directors’ behalf at such times as may be designated by the Board of Directors to conduct the business of the Board of Directors, subject to limitations imposed by law, our articles, our by-laws, or resolutions of our Board of Directors. The Committee held eight meetings in 2006.

COMPENSATION

Compensation Discussion and Analysis

Executive Compensation Program Objectives and Rewards

Our executive compensation program focuses on the total compensation of our Named Executive Officers listed in the “Summary Compensation Table for Fiscal Year 2006” and seeks to provide competitive compensation that varies with our performance in achieving our financial and non-financial goals. Our compensation system balances the following goals:

•	Attract, motivate and retain talented individuals as executives;

•	Reward performance by Named Executive Officers at a level that is competitive for their positions and performance in the banking industry;

•	Link a substantial portion of total compensation to be paid to Named Executive Officers to the performance of the Corporation; and

•	Align the interests of Named Executive Officers with our shareholders through a balance of our short-term and long-term incentive compensation plans.

All of our compensation and benefits for Named Executive Officers described below have as a primary purpose our need to attract, retain and motivate the types of individuals who will be able to execute our business strategy while upholding our values in an ever changing competitive environment.

Executive Compensation Process

The Compensation Committee of the Board of Directors (the Committee) directs the design of and oversees our executive compensation programs. A discussion of the Committee’s structure, roles and responsibilities and related matters can be found above under the section “Compensation Committee.” This disclosure includes a description of the role of Watson Wyatt in advising the Committee on various matters related to the Corporation’s executive compensation program.

The Committee’s practice generally is to manage total target compensation for Named Executive Officers annually to approximately the median of the competitive market. Through the range of opportunities provided in our short-term incentive plans and long-term incentive plans, (each discussed more fully below), actual payments may exceed median when our performance exceeds targeted objectives and fall below the median when performance is below target. An individual Named Executive Officer’s total compensation in any given year may be set above or below median depending on experience, recruiting needs and performance.

The Committee considers a variety of sources of market data to benchmark the competitiveness of our compensation packages. These include both compensation surveys and proxy statement data from peer companies. Watson Wyatt annually recommends to the Committee relevant compensation surveys, the peer group for benchmarking and their suggested weightings.

The Committee, after reviewing Watson Wyatt’s recommendation and considering management’s input, annually selects a peer company list for purposes of evaluating market competitiveness. Generally, the peer group data is viewed in the context of other data from publicly available financial company compensation surveys. We attempt to select peer group members that have attributes similar to those of Irwin Financial and that are of comparable asset size. In 2006, our peer group consisted of 20 banking and financial services companies. Most of these companies were regional banks spread throughout the United States. The median asset level of these 20 companies was approximately $7.5 billion. The range of asset levels for our peers was approximately $5.0 billion to $11.7 billion.

As noted above, our compensation system is designed in part to reward management for the performance of the Corporation and to align their interests with those of our shareholders. Performance measurements used tend to emphasize financial performance, but the Committee will also consider critical strategic or operational objectives. Although we attempt to calibrate total target cash compensation to approximately the median of the competitive market, we recognize that the market data may not be exact. As a result, the Committee must use its judgment in overseeing executive compensation.

Elements of Executive Compensation

For the year ended December 31, 2006, the principal components of compensation for Named Executive Officers were:

A. Base salary

B. Annual short-term bonus

C. Long-term incentives

D. Retirement and other benefits

E.	Perquisites and other personal benefits appropriate to the managerial role and responsibility of the executive.

A significant percentage of total compensation for Named Executive Officers was allocated to incentives. This provides a link between their total compensation and the performance of the Corporation and its stock. We have no pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation. Rather, the Committee annually reviews the market information presented by Watson Wyatt to determine the appropriate level and mix of incentive compensation.

Except for specific items addressed in the following discussion, the compensation policies and decision methodologies for each individual Named Executive Officer were similar in 2006.

A. Base Salary

The Committee believes a market-median base salary is important in achieving the goal of attracting and retaining qualified executives and compensating them for services rendered during the year. We determine base salary market median by analyzing data from publicly available compensation surveys and from proxy statement data of the selected peer companies. In the publicly available compensation surveys, we are able to look at salary data specific to our industry, our asset size, and our revenue size. We look at the 25th, 50th and 75th percentile for base salary in the external market, but our focus is on the median. Exceptions may exist when a higher level of base salary is required to attract or retain an especially qualified individual. To account for inexactness in measurement techniques, we consider a market competitive base salary range to be plus or minus ten percent around the weighted average of medians drawn from multiple market surveys. Watson Wyatt proposes the survey and peer company proxy statement data weightings, although the Committee reserves the right to adjust them.

In its review of base salaries for Named Executive Officers, the Committee considers the market data as described above, as well as the individual’s performance. Base salaries are reviewed at least annually as part of the Corporation’s performance review process or upon a promotion or other change in job responsibility.

B. Annual Short-Term Bonus

We provide annual bonuses under our short-term incentive plans. The annual short-term bonus is based on three main principles:

•	We seek to align compensation with the Corporation’s strategic and tactical goals.

•	The annual bonus is calibrated to performance and to market standards.

•	Clarity of design and understanding is essential for the bonus to be motivating.

The annual bonus is the component that provides a variable current cash compensation reward for current performance meeting or exceeding certain targets established by the Committee. Each Named Executive Officer participating in the annual bonus plan has a target opportunity expressed as a percentage of base salary. Payments are calculated as a percentage of the target opportunity, depending on company performance. We believe that this method, when combined with properly selected performance targets and our long-term incentives, rewards managers for balancing current performance with the need to make investments in future performance and for managing risk.

We determine a market median total cash compensation (base salary plus short term bonus) by analyzing data from publicly available compensation surveys and proxy statement data from the selected peer companies. We also look at total cash compensation at the 25th and 75th percentiles from the data. The target payouts are generally set to provide total cash compensation comparable to the market median. The short term bonus plans have been designed, in conjunction with base salary, to attempt to pay approximately market median at median performance, and when practical, at the 75th percentile for top quartile performance, at the 25th percentile for bottom quartile performance, and at comparable points in between.

The 2006 target award opportunity for each Named Executive Officer was as follows:

Target Award
Named Executive	Expressed as % of
Officer	Base Salary
William I. Miller	75%
Gregory F. Ehlinger	55%
Thomas D. Washburn	55%
Joseph R. LaLeggia	50%
Bradley J. Kime	55%

Line-of-business presidents receive the majority of their target annual bonus awards based upon the performance of their respective companies and the remainder based upon consolidated performance of the Corporation. Thus, they have financial incentives to achieve synergies between lines of business.

We believe that the best performance targets are those that are objectively and consistently measured as well as easily understood by plan participants. Our historic preference has been to use return on equity as the basis of performance targets. We believe that return on equity effectively measures how successfully management has invested shareholder’s equity. This return can be compared to both the theoretical cost of equity based on financial models measuring the rate of an asset’s return, such as the Capital Asset Pricing Model, and the returns of other financial services companies. Performance targets are based upon a variety of factors, including historical and expected industry performance, the estimated required rate of return by investors, and, in some instances, reasonable progress within a one-year time frame toward achieving targeted returns in the longer term. To the extent that actual performance differs from target, bonus payments increase or decrease from targeted amounts proportionately.

In 2006 the performance goal for the bonus plan of the parent company for the Named Executive Officers (Messrs. Miller, Washburn and Ehlinger) was based on the consolidated return on equity, excluding the results of the discontinued operations of Irwin Mortgage Corporation. The Committee excluded the results of the discontinued operations as it wished to provide incentive to management to focus on the strategic objectives of the planned divestiture without distraction of the potential impact on short-term results.

The 2006 short-term incentive for Mr. LaLeggia was based 80% on the performance of the commercial finance line of business, as measured by its return on equity, and 20% on the Corporation’s consolidated return on equity.

In 2006 the short-term incentive for Mr. Kime was based 82% on the performance of the commercial banking line of business, and 18% on the Corporation’s consolidated return on equity. Performance of the commercial banking business was measured by its return on equity, net income and net income growth from the prior year. In addition, the bonus plan included a modifier if asset credit quality fell below a required level. A multi-factor plan was used in order to create direct incentives to achieve specific financial objectives tied to the strategy of this line of business and its contribution to the consolidated performance of the Corporation.

Following the close of the year, the Committee determines the extent to which the performance criteria have been achieved and, if they have, the amount of the award earned. This determination is formulaic, although the Committee can exercise its discretion to reduce the amount of the award earned for the performance achieved.

Performance targets and the bonuses paid as a percent of target for the Named Executive Officers at the parent company and lines of business in 2006 were as follows:

	Parent	Commercial	Commercial Banking
	Company	Finance	Factors of:
	Return on	Return on	Return on		Net Income		Net Income
	Equity (1)	Equity	Equity		Growth %		Amount
Target Performance	10.8% (1)	13-15% (2)	15%		10%		$33.1 million
Bonuses paid Named Executive Officers as a % of target	31%	149%	87	% (3)	118	% (3)(4)	64% (3)(4)

(1)	Excludes the income (loss) from discontinued operations.

(2)	Target level return on equity performance is within the range of 13% to 15%.

(3)	The blended percentage payout of target for all factors is 98%.

(4)	The plan design provides a greater incentive for the percentage of net income growth than the net income dollar amount.

Amounts earned under our short-term incentive plans for 2006 are reported under the “Non-Equity Incentive Plan Compensation” column in the “Summary Compensation Table for Fiscal Year 2006.”

C.	Long-Term Incentives

Long-term incentive plans encourage building the value of the Corporation over the long term and balance the short-term incentives provided by annual bonus plans.

The form of long-term incentives for parent company executives in 2006 was non-qualified stock option grants, and the form of incentives for line-of-business presidents was a combination of stock option grants and Performance Unit Plans.

For Named Executive Officers, the Committee consulted with Watson Wyatt which provided current and long-term incentive compensation market data from the financial services industry and the selected peer companies. The Committee also evaluated the expected value of each officer’s grant to the Named Executive Officer’s current base compensation. The value of each Named Executive Officer’s grant was based upon the market median value of the data analyzed.

Equity Incentives

All Named Executive Officers received non-qualified stock option grants in 2006. The Committee believed that non-qualified stock options would provide the most effective incentive for management to improve the stock price, noting that options only deliver value to the grantee if the stock price improves.

All stock options granted in 2006 are subject to a vesting schedule where 25% of each grant vested on the date of the grant and 25% vests on the grant’s anniversary date in each of the three years following the grant. If not exercised, the options expire in ten years (or earlier in the case of termination of employment). A summary of all outstanding stock options and additional terms and conditions is set forth in the “Outstanding Equity Awards at 2006 Fiscal Year End” table under the section “Exercises and Holdings of Previously Awarded Equity.”

Stock options are typically granted at a single point during the year, generally at the Committee’s meeting during the second quarter of the year. The stock option exercise price is equal to the market price of our stock on the date that the options are granted. We do not backdate options or grant options retroactively. In addition, we do not coordinate stock option grants so that they are made before the announcement of favorable information. All grants to our executive officers subject to Form 4 reporting obligations require Committee approval. A summary of all the stock option grants made to our Named Executive Officers in 2006 is set forth in the table under the section “Grants of Plan-Based Awards in 2006 Fiscal Year.”

Line-of-Business Performance Unit Plans

Performance Unit Plans (“PUPs”) are in place for all three of the Corporation’s ongoing lines of business. These plans serve to motivate line-of-business managers to increase the value of their respective segments over time. For 2006, line-of-business presidents received two-thirds of their annual long-term incentive grant from these plans. The remaining one-third of the long-term incentive for a line of business president was received in the form of options to acquire the Corporation’s common stock.

The line-of-business PUPs all have the same fundamental design. The plans call for annual grants, each with a three-year term. The grants are similar to restricted stock in that grantees have rights to the full value of the performance unit, not just appreciation. The values of lines of business are determined through annual valuations. PUP grants vest depending on how the line of business achieves short-term incentive targets over the three-year grant period. If the line of business achieves short-term incentive targets or better, on average, over the three-year period, 100% of the grants will vest. If the line of business achieves threshold for payment or worse, on average, none of the grants will vest. Vesting is prorated between threshold and target. Payment is normally made in cash at the end of the three-year period.

The performance unit grants made to Messrs. LaLeggia and Kime in 2006 are set forth in the table under the section “Grants of Plan-Based Awards in 2006 Fiscal Year.”

D. Retirement and Other Benefits

Our employee benefit plans, including 401(k) savings plans, health, life, and disability insurance and other employee benefit programs, are an important component of our compensation system. We believe it is important to offer these benefits in order to remain competitive in recruiting and retaining talented employees. Named Executive Officers are eligible to participate in the same employee benefit plans offered to our general employee population. With the exception of the Irwin Financial Corporation Restated Supplemental Executive Retirement Plan (the “SERP”) and perquisites discussed below, we offer these benefits generally on the same terms to Named Executive Officers as to all other employees.

Internal Revenue Service limits reduce the benefits that an employee can earn under the basic formula of the Employees’ Pension Plan. As a result, the Corporation provides an additional benefit under the SERP. The SERP is provided to executive officers in order to make them whole for the benefits under the basic formula that could not be provided under the Employees’ Pension Plan due to these limits. The SERP is not funded and is a general obligation of the Corporation. See the section “Post Employment Compensation” for further discussion of the Irwin Financial Corporation Employees’ Pension Plan (the “Employees’ Pension Plan”).

E.	Perquisites and Other Personal Benefits

The Corporation provides Named Executive Officers with perquisites and other personal benefits that the Corporation and the Committee believe are reasonable and consistent with the overall compensation program. These perquisites and other personal benefits better enable the Corporation to attract and retain talented employees for key positions. The Committee periodically reviews the levels of perquisites and other personal benefits provided to Named Executive Officers. Costs of the perquisites and other personal benefits for the Named Executive Officers in 2006 are included in the “All Other Compensation” table under the section “Supplemental Annual Compensation Tables.”

As discussed in more detail in the footnote to the “All Other Compensation” table, Mr. Miller is provided with use of non-commercial aircraft at the Corporation’s expense for travel to meetings of boards of directors of certain nonprofit and for-profit entities on which Mr. Miller serves as a director or trustee. The Board has determined that Mr. Miller’s service on these boards is an important part of the performance of his duties as Chairman and CEO and brings value to the Corporation through exposure to other executives and management systems and concepts in a manner that outweighs the cost of the travel expense. In 2006, these expenses totaled $68,786.

Employment Agreements, Separation from Service, Change in Control

The only Named Executive Officer currently employed by the Corporation who has an employment agreement is Mr. LaLeggia. The terms of this agreement are described in the section “Potential Payments on Termination of Employment or Change in Control.”

In 2006 we sold the assets of Irwin Mortgage Corporation and discontinued the operations of the mortgage banking line of business. In connection with this event, we entered into a transaction assistance and separation agreement with Mr. Griffith, which was approved by the Committee. A description of the payments made to Mr. Griffith in connection with the divestiture of our mortgage line of business is also set forth in the section “Potential Payments on Termination of Employment or Change in Control.”

Executive Stock Ownership

The Committee annually reviews the stock ownership level of each executive officer subject to Form 4 reporting. The Committee has not adopted formal stock ownership guidelines at this time because of Mr. Miller’s controlling interest in the Corporation. The Corporation’s Insider Trading Policy prohibits executive officers from margining Irwin Financial stock in the form of pledge to a broker as collateral.

Compensation Committee Report

The Compensation Committee of the Corporation has reviewed and discussed the Compensation Discussion and Analysis as required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Sally A. Dean (Committee Chair)	Brenda J. Lauderback	Lance R. Odden
William H. Kling (Committee member in 2006)

Executive Compensation and Related Information

Summary Compensation Table For Fiscal Year 2006

The following table summarizes the compensation of our Named Executive Officers for the 2006 fiscal year. The Named Executive Officers are (1) our Chief Executive Officer, (2) our Chief Financial Officer, and (3) the other three most highly compensated executive officers ranked by their total compensation in the table below (reduced by the amount under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column). In addition, the former president of Irwin Mortgage Corporation who terminated employment with us on September 29, 2006 is included because his total compensation in 2006, including severance payments, exceeded that of certain other Named Executive Officers. Amounts other than salary are reported on an accrual basis.

						Change in
						Pension
						Value and
						Nonqualified
				Non-Equity		Deferred
			Option	Incentive Plan		Compensation		All Other
Name and		Salary	Awards	Compensation		Earnings		Compensation	Total
Principal Position	Year	($) (1)	($) (2)	($) (3)(4)		($) (5)(6)		($) (7)	($)
William I. Miller	2006	$650,000	$548,395	$150,052		$174,739		$78,808	$1,601,994
Chairman and Chief
Executive Officer
Gregory F. Ehlinger	2006	$312,333	$117,003	$53,495		$37,480		$7,689	$528,000
Senior Vice President and
Chief Financial Officer
Thomas D. Washburn	2006	$338,333	$138,461	$58,405		$165,252		$14,275	$714,726
Executive Vice President
Joseph R. LaLeggia	2006	$300,626	$36,284	$205,822		N/A		$57,226	$599,958
President, Irwin
Commercial Finance (8)
Bradley J. Kime	2006	$288,333	$32,511	$136,740		$81,557		$14,745	$553,886
President, Irwin
Union Bank
Robert H. Griffith	2006	$221,250	$14,157	$825,216	(9)	$57,412	(10)	$963,220	$2,081,255
Former President, Irwin
Mortgage Corporation

(1)	Includes amounts directed by the Named Executive Officer to be contributed on a pre-tax basis to our tax qualified savings plans.

(2)	Represents the compensation cost of stock options for financial reporting purposes for 2006, rather than the amount paid or realized by the Named Executive Officers. The total fair value of options granted in 2006 is reported in the “Grants of Plan-Based Awards in Fiscal Year 2006” table below. The value as of the grant date for stock options, as required by Statement of Financial Accounting Standards No. 123 (revised 2004) Share-Based Payment (“FAS 123R”), is spread over the number of months of service required for the grant to become non-forfeitable. In addition, expenses related to options granted before 2006 are included in this column as required under SEC proxy rules and FAS 123R. We determine fair value using the Black-Scholes method under FAS 123(R) with the assumptions and adjustments described in note 21 to the financial statements of our Report on Form 10-K for the Year Ended December 31, 2006 on page 100. The Named Executive Officers may never realize any value from the amounts reflected in this column.

(3)	Represents the amount earned under our Short-Term Incentive Plans for 2006 with respect to Messrs. Miller, Ehlinger, Washburn, LaLeggia and Kime and paid in 2007.

(4)	This column does not reflect awards granted to Named Executive Officers under our Performance Unit Plans that may be earned and become vested based on future financial performance. Awards granted in 2006 under these plans are set forth in the “Grants of Plan-Based Awards in 2006 Fiscal Year” table.

(5)	Solely represents an estimate of the increase to the accumulated present value of the age 65 normal retirement benefits accrued by Messrs. Miller, Ehlinger, Washburn and Kime under our pension plans for 2006. Assumptions are further described in the “Pension Benefits as of Fiscal Year End December 31, 2006” table under the section “Post Employment Compensation.” There can be no assurance that the amount shown above (and the related amount disclosed in footnote 6 below) will ever be realized by the Named Executive Officers.

(6)	A significant portion of the benefits under our pension plans is payable on an unreduced basis beginning at age 62. The change in accumulated present value of the age 62 early retirement benefits accrued by Messrs. Miller, Ehlinger, Washburn and Kime under these plans for 2006 is $212,573, $45,633, $200,169 and $98,763, respectively.

(7)	See the “All Other Compensation” table below for details regarding the amounts, including perquisites, reported in this column. The Named Executive Officers are also eligible to participate in our group life health, hospitalization, medical reimbursement, and relocation plans that are offered to other employees on a non-discriminatory basis.

(8)	Mr. LaLeggia is paid in Canadian dollars. All components of Mr. LaLeggia’s compensation have been converted to U.S. dollars at a rate of exchange where 1 USD = 1.1659 CAD.

(9)	Represents the amount earned by Mr. Griffith under the Irwin Mortgage Corporation Long-Term Incentive Compensation Plan with respect to the three-year Plan Cycle period of January 1, 2003 to December 31, 2005, which vested January 1, 2006. Mr. Griffith had to be employed with Irwin Mortgage on January 1, 2006 to be eligible for payment under this plan. No other long-term incentive payments were made to Mr. Griffith with respect to this or any subsequent period.

(10)	Represents the total amount of deferred interest (not just the amount above market rates) credited on Mr. Griffith’s behalf under Irwin Mortgage Corporation’s Short-Term and Long-Term Incentive Plans.

Supplemental Annual Compensation Tables

All Other Compensation

The following table summarizes in detail the total amount of compensation reflected in the “All Other Compensation” column of the “Summary Compensation Table for Fiscal Year 2006” for each Named Executive Officer:

	Qualified			Other		IMC
	Savings	Life		Taxable	Auto	Severance
Name	Plan (1)	Insurance (2)	Aircraft (3)	Benefits (4)	Payments (5)	Payment (6)	Total
William I. Miller	$6,600	$2,622	$68,786	$800			$78,808
Gregory F. Ehlinger	$6,600	$689		$400			$7,689
Thomas D. Washburn	$6,600	$3,225		$4,450			$14,275
Joseph R. LaLeggia	$32,948			$2,549	$21,729		$57,226
Bradley J. Kime	$6,600	$945			$7,200		$14,745
Robert H. Griffith	$1,000	$743		$10,703	$4,950	$945,824	$963,220

(1)	Reflects company matching contributions made by us to our 401(k) plan (and, in the case of Mr. LaLeggia, the Canadian broad-based retirement plan) on the Named Executive Officer’s behalf.

(2)	Reflects the imputed cost to us of providing group life insurance above $50,000 to each Named Executive Officer (other than Mr. LaLeggia).

(3)	Reflects our aggregate incremental cost of providing transportation for Mr. Miller on a private corporate aircraft during 2006 that could be considered a perquisite. Our Board has approved the use of the corporate aircraft by Mr. Miller at the Corporation’s expense for travel to meetings of boards of directors of certain nonprofit organizations and for-profit entities on which Mr. Miller may serve as a director or trustee. In approving these expenses, the Board determined in its judgment and after consideration of the issue that Mr. Miller’s service on these boards benefits the Corporation in various and substantial ways. Our Board continues to believe that Mr. Miller’s service on these boards is an important part of the performance of his duties of sufficient value to us to justify Irwin Financial incurring the related travel costs as set forth in a written policy on the use of corporate aircraft approved by the Board. The aggregate incremental cost for Mr. Miller’s use of corporate aircraft not directly related to Irwin Financial’s business consists of (a) $35,902 paid to Marquis NetJets based on an hourly fee charge of $4,765 and related fuel fees and (b) $32,884 paid to Cummins Inc. based on hourly fee charge of $2,567. During 2006, $13,888 was paid or payable by Mr. Miller for personal use of the aircraft under his timeshare agreement. The costs charged to Mr. Miller under the timeshare agreement with the Corporation are those permitted by Federal Aviation Regulations.

(4)	Represents the following taxable fringe benefits: company-provided financial planning services, prizes, awards, club memberships including company-paid airline clubs, spousal travel reimbursement and critical illness insurance.

(5)	Represents cash auto allowance payments and reimbursements for maintenance, fuel and parking.

(6)	As noted above, Mr. Griffith terminated employment with us on September 29, 2006. The amount reflected in this column represents the aggregate cost to us of providing Mr. Griffith’s severance benefits. See the section “Potential Payments on Termination of Employment or Change in Control” for further details.

Grants of Plan-Based Awards in 2006 Fiscal Year

The following table provides information on stock options, performance units and award opportunities granted in 2006 to each of our Named Executive Officers. There can be no assurance that the grant date fair market value of stock options will ever be realized. The amount of these awards that were expensed in 2006 is shown in the “Summary Compensation Table for Fiscal Year 2006.”

						All Other		Grant
		Estimated				Option		Date
		Payment				Awards:	Exercise	Fair
		under				Number of	or Base	Value of	Closing
		Non-Equity	Estimated Future Payouts under			Securities	Price of	Stock and	Price of
		Incentive	Non-Equity Incentive Plan Awards			Underlying	Option	Options	Stock on
	Grant	Plan	Threshold	Target	Maximum	Options	Awards	Awards	Grant
Name	Date	Awards	($) (1)	($) (1)	($) (1)	(#) (2)	($/Sh) (3)	($) (4)	Date
William I Miller	4/17/06					135,600	$18.08	$754,750	$18.10
Gregory F. Ehlinger	4/17/06					30,000	$18.08	$166,980	$18.10
Thomas D. Washburn	4/17/06					36,200	$18.08	$201,489	$18.10
Joseph R. LaLeggia	4/17/06					9,300	$18.08	$51,764	$18.10
Bradley J. Kime	4/17/06					8,600	$18.08	$47,868	$18.10
William I Miller	3/27/06		$121,875	$487,500	$2,000,000
Gregory F. Ehlinger	3/27/06		$43,450	$173,800	$2,000,000
Thomas D. Washburn	3/27/06		$47,438	$189,750	$2,000,000
Joseph R. LaLeggia	3/27/06		$38,007	$152,028	$2,000,000
Bradley J. Kime	3/27/06		$40,563	$162,250	$2,000,000
Joseph R. LaLeggia	3/27/06	1,137 (5)	$0	$115,974	$2,000,000
Bradley J. Kime	3/27/06	966 (6)	$0	$107,960	$2,000,000

(1)	Amounts represent threshold, target and maximum awards under our Short-Term Incentive Plans, which equate to a specified percentage of base salary in effect on December 31st of the year before payment is made. The actual amount of the Short-Term Incentive Award earned for 2006 is shown in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table for Fiscal Year 2006.” Mr. Griffith did not have an opportunity to earn an award under a Short-Term Incentive Plan for 2006.

(2)	Options allow the holder to purchase a share of Irwin Financial common stock for the fair market value of a share of Irwin Financial stock on the grant date. Each option is granted under the Irwin Financial Corporation Amended and Restated 2001 Stock Plan and intended to be a non-qualified stock option exempt from the requirements of Section 409A of the Internal Revenue Code. The term of each option is ten years subject to earlier expiration upon the Named Executive Officer’s termination of services to the Corporation as described below. Options may be exercised by delivering cash, tendering previously acquired stock or paying in installments with interest in compliance with insider lending restrictions under the Federal Reserve Act. An executive officer may satisfy tax withholding obligations by having us withhold shares upon exercise. Vested options that are otherwise exercisable during the term shall expire (a) 1 year after termination of services due to death, (b) 3 years after termination of services due to disability or retirement, (c) 3 months after our termination of the Named Executive Officer’s services without cause or resignation (other than death or disability) or (d) immediately upon our termination of the Named Executive Officer’s employment for cause. Options are not transferable except for estate planning purposes as approved by the Compensation Committee and consistent with our S-8 registration statement.

(3)	The exercise price for all options granted in 2006 was the mean of the closing bid and ask prices of our common stock reported on the grant dates. The exercise price of the stock options was less than the closing price of our common stock on the grant date by 2 cents per share ($18.08 — $18.10).

(4)	Represents the aggregate FAS 123(R) values of stock options granted during the year (disregarding future forfeiture assumptions). The per-option FAS 123(R) grant date value was $5.57. See note 21 to the financial statements of our Report on Form 10-K for the Year Ended December 31, 2006, beginning on page 100, for the assumptions made in determining FAS 123(R) values. There can be no assurance that the options will ever be exercised (in which case no value will be realized by the Named Executive Officer) or that the value on exercise will equal the FAS 123(R) value.

(5)	Represents 1,137 performance units granted to Mr. LaLeggia under the Irwin Commercial Finance Amended and Restated Performance Unit Plan at a price of $102.00 per unit. Set forth below is a discussion of the material terms of the grant to Mr. LaLeggia.

(6)	Represents 966 performance units granted to Mr. Kime under the Irwin Union Bank Amended and Restated Performance Unit Plan at a price of $111.76 per unit. Set forth below is a discussion of the material terms of the grant to Mr. Kime.

Grant to Mr. LaLeggia

Mr. LaLeggia will vest in his performance units awarded during 2006 under the Irwin Commercial Finance Amended and Restated Performance Unit Plan based on continued covered employment during the 2006-2008 performance cycle and cumulative return on equity (“ROE”) performance for the commercial finance line of business as follows: (i) no performance units will be vested if cumulative ROE over the 2006-2008 performance cycle is less than or equal to the average of the threshold ROEs under the Irwin Commercial Finance Short-Term Incentive Plan (“ICF Short-Term Plan”) for each year of this cycle; (ii) all of the performance units will vest at the end of the 2006-2008 performance cycle if cumulative ROE performance at least equals the average of the target ROEs in the ICF Short-Term Plan for each of the years within this cycle; and (iii) a pro-rated portion of the performance units will vest at the end of the 2006-2008 performance cycle if average ROE is between the average of the threshold ROEs stated in the ICF Short-Term Plan for each of the years of the 2006-2008 performance cycle and the average of the target ROEs in the ICF Short-Term Plan for each of the years of this cycle. A pro-rated payment based on actual ROE performance shall also be available to Mr. LaLeggia if he terminates employment with Irwin Commercial Finance due to death, disability, retirement, termination of employment unrelated to job performance or certain job transfers as defined under the Irwin Commercial Finance Amended and Restated Performance Unit Plan. The value of Mr. LaLeggia’s vested performance units (as determined by an outside appraiser) will be paid in a cash lump sum payment based on the most recent valuation as soon as practicable after such valuation is approved by the Compensation Committee. Based on the grants in effect for Mr. LaLeggia during 2006, a prorated payment of $121,822 would have been made if Mr. LaLeggia terminated his employment on December 31, 2006 due to death, disability, retirement, or termination of employment unrelated to job performance.

Grant to Mr. Kime

Mr. Kime will vest in his performance units awarded during 2006 under the Irwin Union Bank Amended and Restated Performance Unit Plan based on continued covered employment during the 2006-2008 performance cycle and cumulative ROE performance for the commercial banking line of business as follows: (i) no performance units will be vested if cumulative ROE over the 2006-2008 performance cycle is less than or equal to the average of the threshold

ROEs under the Amended and Restated Irwin Union Bank Short-Term Incentive Plan (“IUB Short-Term Plan”) for each year of this cycle; (ii) all of the performance units will vest at the end of the 2006-2008 performance cycle if cumulative ROE performance at least equals the average of the target ROEs in the IUB Short-Term Plan for each of the years within this cycle; and (iii) a pro-rated portion of the performance units will vest at the end of the 2006-2008 performance cycle if average ROE is between the average of the threshold ROEs stated in the IUB Short-Term Plan for each of the years of the 2006-2008 performance cycle and the average of the target ROEs in the IUB Short-Term Plan for each of the years of this cycle. A pro-rated payment based on actual ROE performance shall also be available to Mr. Kime if he terminates employment with Irwin Union Bank due to death, disability, retirement, termination of employment unrelated to job performance or certain job transfers as defined under the Irwin Union Bank Performance Unit Plan. The value of Mr. Kime’s vested performance units (as determined by an outside appraiser) will be paid in a cash lump sum payment based on the most recent valuation as soon as practicable after such valuation is approved by the Compensation Committee. Based on the grants in effect for Mr. Kime during 2006, a prorated payment of $112,952 would have been made if Mr. Kime terminated his employment on December 31, 2006 due to death, disability, retirement, or termination of employment unrelated to job performance.

Exercises and Holdings of Previously Awarded Equity

Outstanding Equity Awards At 2006 Fiscal Year End

The following table summarizes the unexercised stock options held by each Named Executive Officer at the end of 2006:

	Number of Securities		Number of Securities	Option
	Underlying Unexercised		Underlying Unexercised	Exercise	Option
	Options (#) Exercisable		Options (#) Unexercisable	Price	Expiration
Name	(1)(2)		(1)(2)	($) (2)	Date
William I. Miller	33,900		101,700	$18.08	4/16/16
	65,550		65,550	$20.47	5/02/15
	84,700		0	$23.89	4/28/14
	106,500		0	$22.46	4/23/13
	140,400		0	$15.65	2/13/12
	101,100		0	$21.38	4/24/11
	99,900		0	$16.97	4/25/10
	49,600		0	$24.09	4/28/09
	28,020		0	$28.19	4/20/08
	42,180		0	$13.69	4/29/07
Gregory F. Ehlinger	7,500		22,500	$18.08	4/16/16
	13,250		13,250	$20.47	5/02/15
	18,900		0	$23.89	4/28/14
	32,300		0	$22.46	4/23/13
	22,200	(3)	0	$15.65	2/13/12
	13,900	(3)	0	$21.38	4/24/11
	11,200	(3)	0	$16.97	4/25/10
	5,900	(3)	0	$24.09	4/28/09
	2,700	(3)	0	$28.19	4/20/08
Thomas D. Washburn	9,050		27,150	$18.08	4/16/16
	15,200		15,200	$20.47	5/02/15
	14,300		0	$23.89	4/28/14
	26,400		0	$22.46	4/23/13
	19,300		0	$15.65	2/13/12
	13,600		0	$21.38	4/24/11
	12,800		0	$16.97	4/25/10
	9,700		0	$24.09	4/28/09
	6,140		0	$28.19	4/20/08
Joseph R. LaLeggia	2,325		6,975	$18.08	4/16/16
	4,050		4,050	$20.63	8/22/15
	10,300		0	$22.46	4/23/13
Bradley J. Kime	2,150		6,450	$18.08	4/16/16
	3,500		3,500	$20.47	5/02/15
	15,200		0	$23.89	4/28/14
	26,500		0	$22.46	4/23/13
	14,200		0	$15.65	2/13/12
	9,300		0	$21.38	4/24/11
	6,700		0	$16.97	4/25/10
	4,400		0	$24.09	4/28/09
	2,740		0	$28.19	4/20/08
Robert H. Griffith	n/a

(1)	Twenty-five percent (25%) of each option is vested and exercisable on the grant date and an additional 25% vests and becomes exercisable on the grant’s first, second and third anniversary. Vesting and exercisability accelerate upon a change in control provided the Named Executive Officer is then employed by us.

(2)	On December 29, 2005, the vesting of all non-qualified stock options granted to employees during 2003 and 2004 with an exercise price above $21.56 per share was fully accelerated.

(3)	Mr. Ehlinger transferred these stock option grants to his spouse.

Option Exercises and Stock Vested in Fiscal Year 2006

The following table provides information regarding the exercise of stock by each Named Executive Officer at the end of 2006:

	Option Awards
	Number of Shares
	Acquired on	Value
Name	Exercise (#)	Realized on Exercise ($) (1)
William I. Miller — Options	41,400	$370,685 (2)
Gregory F. Ehlinger — Options	11,600	$102,993 (2)
Thomas D. Washburn — Options	27,300	$240,984 (2)
Bradley J. Kime — Options	6,320	$40,401 (2)
Robert H. Griffith — Options	32,900	$91,444 (2)

(1)	The value realized upon exercise is from non-qualified stock options, which are taxable upon exercise. As a result, all amounts presented in the “Value Realized on Exercise” column are pre-tax.

(2)	The options exercised by the Named Executive Officers are shown in the following table.

			Number of
	Grant	Expiration	Options	Exercise
Name	Date	Date	Exercised	Date
William I. Miller	April 19, 1996	April 18, 2006	41,400	February 8, 2006
Gregory F. Ehlinger	April 19, 1996	April 18, 2006	6,200	March 14, 2006
Gregory F. Ehlinger	April 30, 1997	April 29, 2007	5,400	November 8, 2006
Thomas D. Washburn	April 19, 1996	April 18, 2006	14,800	February 8, 2006
Thomas D. Washburn	April 30, 1997	April 29, 2007	12,500	November 9, 2006
Bradley J. Kime	April 30, 1997	April 29, 2007	6,320	February 21, 2006
Robert H. Griffith	April 30, 1997	December 29, 2006	2,000	October 27, 2006
Robert H. Griffith	April 26, 2000	December 29, 2006	3,400	October 27, 2006
Robert H. Griffith	February 14, 2002	December 29, 2006	7,200	October 27, 2006
Robert H. Griffith	May 3, 2005	December 29, 2006	4,100	November 28, 2006
Robert H. Griffith	April 25, 2001	December 29, 2006	4,600	December 14, 2006
Robert H. Griffith	April 24, 2003	December 29, 2006	11,600	December 27, 2006

Post Employment Compensation

Pension Benefits as of Fiscal Year End December 31, 2006

The following table discloses the actuarial present value of the accumulated benefit as of December 31, 2006 under each of our pension plans and any payments made during the last fiscal year for each Named Executive Officer. The terms of the pension plans are described below the table.

		Number of years of	Present Value of
		Credited Service	Accumulated
Name (1)	Plan Name	(#) (2)	Benefit ($) (3)
William I. Miller	Employees’ Pension Plan	16	$375,156
William I. Miller	SERP	16	$1,175,681
Gregory F. Ehlinger	Employees’ Pension Plan	14	$176,733
Gregory F. Ehlinger	SERP	14	$139,115
Thomas D. Washburn	Employees’ Pension Plan	30	$936,389
Thomas D. Washburn	SERP	30	$931,713
Bradley J. Kime	Employees’ Pension Plan	20	$256,083
Bradley J. Kime	SERP	20	$124,901

(1)	As of December 31, 2006, none of our Named Executive Officers were entitled to early retirement subsidies.

(2)	Equals the number of years of credited service as of December 31, 2006. Credited service is calculated in the same manner under both the Employees’ Pension Plan and the SERP.

(3)	The valuation method and all material assumptions applied in quantifying this increase are disclosed in note 24 to the financial statements of our Report on Form 10-K for the Year Ended December 31, 2006 beginning on page 105.

The Named Executive Officers, except for Mr. LaLeggia, participate in the Employees’ Pension Plan as do other Irwin Financial employees. Benefits payable under the Employees’ Pension Plan and the SERP are based on a formula that yields an annual amount payable over the participant’s life beginning at age 65.

In general, the Employees’ Pension Plan provides pension benefits to certain regular U.S. employees of the Corporation or its subsidiaries. Employees earn vested pension benefits after five years of service. Normal retirement is at age 65; however, employees who work beyond age 65 may continue to accrue benefits. Early retirement is at age 55. The basic formula for determining an employee’s annual pension benefit at normal retirement under the Employees’ Pension Plan equals the sum of (1) and (2), multiplied by (3), where:

(1) equals 1.3% of the participant’s final average earnings (average of participant’s five highest consecutive annual earnings) multiplied by the employee’s projected years of service at age 65 (up to a maximum of 25 years);

(2) equals 0.65% of the excess of the participant’s final average earnings over the Social Security covered compensation level, multiplied by the employee’s projected years of service at age 65 (up to a maximum of 35 years); and

(3) equals a fraction, not to exceed 1, the numerator of which is the participant’s years of service at retirement or termination, and the denominator of which is the participant’s projected years of service at age 65.

The Employees’ Pension Plan also provides for an additional benefit under an enhanced formula for certain employees. This additional benefit is intended to maximize the amount that can be provided under the Employees’ Pension Plan consistent with nondiscrimination requirements to certain employees covered under the SERP.

The Employees’ Pension Plan limits the amount of pension benefits that may be provided to participants under the basic formula described above in accordance with certain limits under federal tax laws. The limits restrict the amount of compensation that can be taken into account under the Employees’ Pension Plan to $220,000 (for 2006) and impose a maximum annual pension benefit commencing at age sixty-five to $175,000 (for 2006). To the extent that these limits reduce the benefits that an executive officer earns under the Employees’ Pension Plan’s basic formula, the Corporation provides an additional benefit under the SERP. The SERP makes the participant whole for the benefits under the basic formula that could not be provided under the Employees’ Pension Plan due to these limits. Any benefits earned under the Employees’ Pension Plan enhanced formula offset the amount payable under the SERP.

For purposes of the Employees’ Pension Plan and the SERP, covered earnings include base salary plus short-term or annual bonuses. Grants of stock options, grants of stock appreciation rights or other similar payments or grants under the terms of any long term incentive plan or stock option plan are not included in covered earnings for pension purposes. Early retirement pension payments are calculated by taking the employee’s normal retirement benefit and reducing it by 1/180 for each completed month of the first 5 years and 1/360 for each completed month of the next 5 years by which the early retirement date precedes the employee’s normal retirement age. However, the portion of the pension benefit determined under Part (1) of the basic formula above (and any related amounts under the enhanced formula) is unreduced for early joint and survivor annuity (50% and 100%). Annuities may be elected with a guaranteed number of payments (60, 120 or 240 months). Annuity features providing for continued payment to a survivor or guaranteed payments to beneficiaries are not subsidized by the Corporation. Employees may elect their form of payment under the Employees’ Pension Plan at any time on or after termination of employment and before April 1st following attainment of 70 and one-half years of age. With respect to benefits earned and vested under the SERP as of December 31, 2004, the form of payment is the same as elected by the executive officer under the Employees’ Pension Plan. The Corporation’s SERP is an unfunded plan and beneficiaries of the SERP would be considered general creditors of the Corporation.

A lump sum form of payment is unavailable under the Employees’ Pension Plan (except for payments $5,000 or less). The SERP provides for a lump sum payment under limited circumstances outside the employee’s control. The Corporation may elect, in its sole discretion, to terminate the SERP and pay an executive officer’s SERP benefits earned and vested as of December 31, 2004 in a lump sum. A lump sum payment of an executive officer’s SERP benefits is required if the Corporation refuses to make required payments (other than on account of conduct harmful to the Corporation’s interests), files for bankruptcy (or is the subject of a bankruptcy filing) or makes an assignment for the benefit of its creditors. Any lump sum payment under the SERP will be calculated using a 7% interest rate and the Employees’ Pension Plan standard mortality assumptions applicable to all participants.

The SERP has not yet been amended to comply with the requirements of Section 409A of the Internal Revenue Code (the “Code”).

Nonqualified Deferred Compensation as of Fiscal Year End 2006

The following table sets forth all amounts contributed on behalf of Named Executive Officers to all defined contribution plans that provide for the deferral of compensation on a basis that is not tax qualified:

Aggregate
	Executive	Registrant	Earnings	Aggregate	Aggregate
	Contributions in	Contributions	in Last	Withdrawals/	Balance at
	Last Fiscal	in Last Fiscal	Fiscal	Distributions	Last Fiscal
Name	Year ($)	Year ($)	Year ($) (1)	($) (2)	Year End ($)
Robert H. Griffith	$0	$0	$57,412	$351,687	$0

(1)	Represents interest credited at the prime rate of interest as reported by the Wall Street Journal.

(2)	Represents the payment of all of Mr. Griffith’s deferred compensation balances under Irwin Mortgage Corporation’s Deferred Benefit Equalization Plan ($172,433), the Irwin Mortgage Corporation Short-Term Incentive Plan ($64,054) and the Irwin Mortgage Corporation Long-Term Incentive Plan ($115,200).

The Irwin Mortgage Corporation Short-Term and Long-Term Incentive Plans allowed Mr. Griffith to defer incentive compensation earned under those plans on a tax-advantaged basis. Interest was credited under these plans at the prime rate as reported by the Wall Street Journal.

As part of Irwin Financial’s divestiture of its mortgage line of business, all of the deferred compensation plans described above were terminated and account balances were distributed to participants, including Mr. Griffith.

Potential Payments on Termination of Employment or Change in Control

The section below describes the payments that may be made to Named Executive Officers upon termination of employment pursuant to individual agreements, or in connection with a change in control.

The only Named Executive Officer currently employed with us who has an employment agreement or change-in-control agreement is Mr. LaLeggia. On July 14, 2000, the Corporation’s subsidiary, Onset Capital Corporation (now known as Irwin Commercial Finance Canada Corporation) entered into an employment agreement with Joseph LaLeggia, Onset’s President. A copy of Mr. LaLeggia’s contract is incorporated by reference as an exhibit to our Report on Form 10-K for the Year Ended December 31, 2006 on page 119.

Mr. LaLeggia receives an annual salary equal to $300,626 (expressed in U.S. Dollars using an exchange rate of 1 USD = 1.1659 CAD) and an annual bonus opportunity with a target payment equal to 50% of salary and a maximum payment equal to $2,000,000. Mr. LaLeggia also receives four weeks of paid vacation, a car allowance of $12,351 (U.S.) plus reimbursement for parking, fuel, repair and insurance premiums for his vehicle, reimbursement of travel and business expenses, and participation in all discretionary benefit plans that are offered to Onset’s executives.

The employment agreement may be terminated (i) by Mr. LaLeggia, upon one month’s written notice to Onset, (ii) by Onset, effective immediately, for just cause, including a material breach by Mr. LaLeggia, (iii) by Onset immediately due to disability, or (iv) immediately upon Mr. LaLeggia’s death. Benefits to Mr. LaLeggia upon termination of employment under these circumstances are limited to accrued salary as of the employment termination date, insurance benefits, if any, and benefits as per the terms of Onset’s plans as provided to all salaried employees. Under certain termination scenarios, Mr. LaLeggia would be eligible to receive some cash compensation from the Irwin Commercial Finance Amended and Restated Performance Unit Plan as described above in the section “Grants of Plan-Based Awards in 2006 Fiscal Year.”

The employment agreement may also be terminated (i) by Onset by giving not less than one month’s written notice (or pay in lieu of a notice) to Mr. LaLeggia, (ii) by Mr. LaLeggia for just cause that is not timely cured, (iii) immediately by Mr. LaLeggia due to (a) the Corporation ceasing to hold, directly or indirectly, more than 50% of the voting shares of Onset, (b) a sale or other disposition of all or substantially all of the assets of Onset, or (c) a change in the terms, conditions or duties of Mr. LaLeggia’s employment that significantly reduces his salary, bonus, level of responsibility, position, or that changes his workplace by more than 25 miles. In addition to the benefits described above, each of these events triggers the payment of severance benefits provided that Mr. LaLeggia provides a release in a form satisfactory to Onset.

The severance benefits payable under Mr. LaLeggia’s employment agreement following a qualifying employment termination include:

(a) a lump-sum severance payment equal to one and one-half times the sum of Mr. LaLeggia’s base salary plus the average annual target bonus paid in respect of Onset’s previous two fiscal years ended prior to the date of termination; (b) continued medical and disability coverage for 18 months at the same contribution rate that was in effect immediately prior to the termination.

If Mr. LaLeggia terminated employment on December 31, 2006 and qualified for severance benefits, his lump sum payment would be $696,672 (USD).

A refund provision applies if severance benefits are triggered due to a qualifying sale of Onset as described above and Mr. LaLeggia thereafter enters into a service relationship with Onset within 18 months after his employment termination date. The refund provision requires Mr. LaLeggia to repay to the Corporation a portion of the gross severance amount paid to him on a pro rata basis if Onset engages him in a similar capacity during the 18-month period following his employment termination to avoid double payment of compensation for the same period.

On January 24, 2006, Irwin Mortgage Corporation, an indirect subsidiary of the Corporation, entered into a transaction assistance and separation agreement with Robert H. Griffith. We entered into this agreement in contemplation of selling our mortgage banking line of business. As noted above, Mr. Griffith terminated employment with us on September 29, 2006. Under the terms of this agreement, Mr. Griffith received $944,000 in cash severance and he was eligible to receive company-paid COBRA health insurance until September 20, 2008. Based on Mr. Griffith’s COBRA election, the total company cost for COBRA was $1,824. In addition, Mr. Griffith was eligible to receive outplacement assistance at the company’s expense for a period of no more than twelve months in a program that the company would select, at its sole discretion. Mr. Griffith did not elect to utilize any outplacement assistance provided by the company. The aggregate cost to us of providing Mr. Griffith’s severance benefits is disclosed in the “IMC Severance Payment” column of the table under the section “All Other Compensation.” Mr. Griffith provided us a release and transition assistance for a 90-day period following termination of his employment. He also agreed not to solicit our employees for one year following termination of his employment. In addition to providing these benefits, this agreement confirmed Mr. Griffith’s right to receive amounts that were previously earned and otherwise payable under the Irwin Mortgage Corporation Long-Term Incentive Compensation Plan, the Irwin Mortgage Corporation Deferred Benefit Equalization Plan, and the other deferred compensation plans in which he was participating. Amounts paid under these plans are disclosed in the “Aggregate Withdrawals/Distributions” column of the “Nonqualified Deferred Compensation as of Fiscal Year End 2006” table.

Director Compensation

Each of our non-management directors currently earns an annual retainer fee of $55,000, $25,000 of which was required to be paid in the form of restricted common stock in 2006. The remainder of the annual retainer fee, $30,000, is payable at the individual director’s election in either cash, stock options, or in restricted common stock. All elections for the 2006 annual retainer fee were filed with the Corporation not later than November 30, 2005.

Restricted stock elected by non-management directors for the remaining portion of their annual retainer fee is granted during the first week of January and vests on the next following December 31st, provided that the non-management director is still then providing services as a director. Stock options elected by non-management directors for the remaining portion of their annual retainer fee are granted during the first week of January and are fully vested immediately. Stock options have a ten-year term from the grant date but may terminate earlier as follows: (a) three years after termination of service due to disability, death or retirement, (b) three months after the director’s termination of services without cause or resignation, or (c) immediately upon termination of the director’s services for cause. Retainer fees that a non-management director elects to receive in cash are paid quarterly.

In addition to the $55,000 annual retainer fee paid to all non-management directors, Committee Chairs receive an additional annual retainer fee as follows: $11,000 each for the Chair of the Audit, Compensation and Governance Committees, and $7,000 for the Chair of the Risk Management Committee. The annual retainer for services as a Committee Chair is paid quarterly in arrears and may be received either in the form of cash or stock at the non-management director’s election.

Our non-management directors also receive meeting fees as follows: $1,250 for each meeting of our Board of Directors attended and $1,000 for attendance at each meeting of the Compensation, Governance, and Risk Management Committees of our Board of Directors; members of our Audit Committee receive $2,000 for each committee meeting attended and $1,000 for review of earnings releases. The same fee is paid whether the meeting is in person or by telephone. Meeting fees are paid quarterly in arrears and may be received either in the form of cash or stock at the non-management director’s election.

Retainer and meeting fees payable in cash may be deferred by a non-management director until separation from service as a director or a date specified by the director after his or her 55th birthday.

Directors Dean, Goodrich, McGinty and Odden also serve as directors on the board of our subsidiary, Irwin Union Bank and Trust Company. They receive a payment of $2,000 for each meeting they attend for that board. We expect that Mr. Molendorp and Ms. Zuraitis will become directors of Irwin Union Bank and Trust in 2007.

No director receives consulting fees from the Corporation or its subsidiaries. No perquisites, personal benefits, tax gross-ups, discounted stock purchases, pension benefits, severance benefits, insurance or charitable legacy programs are provided to directors. Directors are entitled to reimbursement for travel to Board meetings and attendance and participation in professional education programs directly related to their performance of services as a director for us.

The Director Compensation table below discloses the amount and types of compensation paid to our non-management directors during the 2006 fiscal year:

	Fees Earned or Paid		Option	All Other
	in Cash ($) (1)	Stock Awards ($))	Awards	Compensation	Total
Name	(2)(3)(4)(5)	(6)(7)	($)	($) (8)(9)	($)
Sally A. Dean	$85,016	$24,992	0	$456	$110,464
David W. Goodrich	$52,016	$24,992	0	$456	$77,464
R. David Hoover	$58,766	$24,992	0	$719	$84,477
William H. Kling	$45,016	$24,992	0	$1,194	$71,202
Brenda J Lauderback	$65,016	$24,992	0	$819	$90,827
John C. McGinty, Jr.	$90,016	$24,992	0	$456	$115,464
Lance R. Odden	$66,016	$24,992	0	$456	$91,464
Theodore M. Solso	$42,320	$24,992	0	$456	$67,768
Marita Zuraitis	$51,010	$22,815	0	$1,234	$75,059

(1)	Includes retainer and meeting fees payable in cash deferred by director. Mr. Solso earned $2,053.75 in interest based on the Prime Rate.

(2)	Represents the portion of a non-management director’s annual retainer fee (excluding Committee Chair retainer fees) that the director elected to have paid in the form of restricted stock. Mr. Kling and Ms. Zuraitis each elected to receive $30,000 of their annual retainer as restricted stock. On January 3, 2006, the Corporation granted 1,400 shares to Mr. Kling and to Ms. Zuraitis under the 1999 Outside Director Restricted Stock Compensation Plan. These dollar amounts were converted into shares using a grant date fair value of $21.42 per share, which was the closing price for a share of the Corporation’s common stock on December 30, 2005. Fractional shares on the conversion were paid in cash.

(3)	Represents the meeting fees and Committee Chairperson retainer fees paid in shares of the Corporation’s common stock from the 1999 Outside Director Restricted Stock Compensation Plan at the non-management director’s election. Directors Hoover, Kling, Lauderback and Zuraitis elected to receive their meeting fees in restricted common stock.

(4)	Represents the portion of a non-management director’s annual retainer (excluding Committee Chairperson retainer fees) that the director elected to have paid in the form of options to acquire the Corporation’s common stock. Ms. Dean and Mr. Hoover each elected to receive $30,000 as stock options. On January 1, 2006, the Corporation granted Ms. Dean and Mr. Hoover 4,100 options at an exercise price of $21.415 per share under the Irwin Financial Corporation Amended and Restated 2001 Stock Plan. These dollar amounts were converted into options using a fair market value of $7.27 per option. We determine fair value using the Black-Scholes method under FAS 123R with the assumptions and adjustments described in note 21 to the financial statements of our Report on Form 10-K for the Year Ended December 31, 2006 beginning on page 100.

(5)	The number of exercisable and unexercisable outstanding options held by non-management directors and their “in the money” value as of December 31, 2006 are as follows:

		“In the money”
	Exercisable	value as of
	Outstanding	December 31,	Unexercisable
Name	Options	2006	Options
Ms. Dean	18,143	$62,717	3,375
Mr. Goodrich	4,125	$12,586	1,575
Mr. Hoover	4,100	$4,892	1,875
Mr. Kling	6,550	$14,942	3,375
Ms. Lauderback	16,948	$72,669	3,990
Mr. McGinty	10,900	$41,744	3,990
Mr. Odden	12,020	$51,760	3,990
Mr. Solso	4,125	$12,586	1,575
Ms. Zuraitis	750	$1,583	0

As of December 31, 2006, the closing price of the Corporation’s common stock did not exceed the exercise price of unexercisable outstanding options held by non-management directors.

(6)	Represents the portion of a non-management director’s annual retainer fee ($25,000) to be paid in the form of restricted stock under the Irwin Financial Corporation Amended and Restated 2001 Stock Plan. Except for Ms. Zuraitis, the Board granted 1,383 shares of our common stock to each non-management director on April 18, 2006 based on a $18.065 share price. Ms. Zuraitis received 917 shares on the same day at the same share price. Fractional shares on the conversion were paid in cash and are reflected in this table in the “Fees Earned or Paid in Cash” column.

(7)	Except for Ms. Zuraitis, each non-management director held 1,383 unvested shares at a market price of $31,297 as of December 31, 2006. Ms. Zuraitis held 917 unvested shares at a market price of $20,752 as of December 31, 2006.

(8)	No fees other than director fees are paid to directors for services rendered in that capacity.

(9)	Dollar value of dividends paid on restricted stock received during 2006.

The Governance Committee of the Board of Directors has approved guidelines for director ownership of our common stock, which are set forth under the section “Securities Ownership of Directors and Management.”

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth information as of December 31, 2006 regarding shares of our common stock to be issued upon exercise and the weighted-average exercise price of all outstanding options, warrants and rights granted under our equity compensation plans as well as the number of shares available for issuance under such plans.

	(a)	(b)	(c)
			Number of securities
		Weighted- average	remaining for future
	Number of securities	exercise price of	issuance under equity
	to be issued upon	outstanding	compensation plans
	exercise of outstanding	options, warrants	(excluding securities
Plan Category	options, warrants and rights	and rights	reflected in column (a))
Equity compensation plans approved by security holders	2,452,645	$20.44	2,240,411
Equity compensation plans not approved by security holders(1)	0	0	230,972
Total	2,452,645	$20.44	2,471,383

(1)	Shares shown in column (c) for this category reflect securities available for future issuance under the Irwin Union Bank Business Development Board Compensation Program (see immediately below).

The Irwin Union Bank Business Development Board Compensation Program was adopted without the approval of security holders. We established this program to assist our commercial banking line of business in developing its current and future markets by establishing business development boards composed of individuals knowledgeable about local market conditions. The program covers members of business development boards of Irwin Union Bank and Trust Company and Irwin Union Bank, F.S.B. Under the program, business development board members receive their retainer and meeting fees in Irwin Financial Corporation common stock in lieu of cash. Currently, business development board members receive annual retainer fees in the form of stock equal to $1,000 per member and meeting fees of $350 per meeting attended. We issued a total of 69,028 shares through the program from July 19, 2000 through December 31, 2006. We issued the shares using the mean between the closing bid and asked prices for purchases prior to November 28, 2006. Effective November 28, 2006, the Board of Directors approved an amendment to reflect that the price of a stock-based grant under the program will be the closing market price of our common stock on the date of the grant as reported by the NYSE.

Proposal No. 2. Approval of the Irwin Financial Corporation 2007 Performance Unit Plan

Our shareholders will be asked to approve the new Irwin Financial Corporation 2007 Performance Unit Plan (the “2007 Plan”) and grants made under the 2007 Plan by the Compensation Committee on March 28, 2007, subject to shareholder approval (the “2007 Grants”), at the 2007 Annual Meeting. The principal reasons for adopting the 2007 Plan are:

•	to expand the performance criteria for vesting performance units from return on equity at our lines of business to objective performance criteria that may be selected under our Short-Term Incentive Plans, which were approved by shareholders on April 8, 2004, and

•	to ease the administration of performance units granted to participants by having standard plan and grant provisions except to the extent necessary or appropriate as determined from time to time by the Compensation Committee after consultation with our line-of-business presidents.

Other than to reflect these changes and except as specifically noted below, the terms of the 2007 Plan are substantially the same as the combined terms of the Irwin Union Bank Amended and Restated Performance Unit Plan, the Irwin Commercial Finance Amended and Restated Performance Unit Plan and the Irwin Home Equity Corporation Performance Unit Plan (collectively, the “2006 Plans”), each of which were approved by the Corporation’s shareholders on April 6, 2006.

The Corporation is presenting the 2007 Plan and the 2007 Grants for approval in order to meet the shareholder approval requirement for “performance-based compensation” under Section 162(m) of the Code. If approved by shareholders, the 2007 Plan would replace the 2006 Plans for all performance units granted with respect to performance periods beginning on or after January 1, 2007. All outstanding awards granted under the 2006 Plans shall continue in full force and effect, subject to their original terms. If the 2007 Plan is not approved by shareholders, the 2007 Grants will be void and no future grants will be made under the 2007 Plan, and the 2006 Plans will remain in effect.

The following is a summary of the material terms of the 2007 Plan, which is qualified in its entirety by reference to the 2007 Plan, a copy of which is annexed hereto as Appendix B.

Purpose

The purpose of the 2007 Plan is to encourage employee retention and employee motivation to increase the long-term value of the Corporation’s lines of business through grants of performance units. A performance unit is a component used to represent the incremental cash value of the participant’s line of business. Each performance unit is assigned an initial dollar value. The subsequent value of the performance units will be based upon a valuation of the applicable line of business, generally to be performed annually. The performance units awarded to a participant represent a right to receive cash that the participant will receive at the end of the Plan Cycle if the participant’s line of business and/or the participant meet their respective performance goals. Although the 2007 Plan applies to all of our lines of business, each key employee participates in the 2007 Plan as an employee of only one line of business with respect to each performance unit award.

Length of Plan Cycle

The 2007 Plan will have multiple three-year Plan Cycles with a new Plan Cycle commencing January 1 of each year during the term of the plan. The Plan Cycle is the three-year period in which the performance of the applicable line of business is measured to determine whether the performance goals for a grant of performance unit have been met. The first Plan Cycle for the 2007 Plan runs from January 1, 2007 to December 31, 2009. Awards payable to all executive officers (as defined under SEC Rule 3b-7) under the 2007 Plan are intended to satisfy the “performance-based compensation” requirements under Section 162(m) of the Code. Nevertheless, there can be no guarantee that all amounts paid under the 2007 Plan will in practice be deductible by the Corporation.

Participation

The Compensation Committee shall determine the extent to which our executive officers may receive performance units under the 2007 Plan. Otherwise, the president of each line of business recommends who shall participate in the 2007 Plan subject to the approval by the board of that line of business. Eligible employees are those considered key to the line of business and for whom market data reflects that long-term incentive compensation would be appropriate.

Performance Vesting Requirement

Performance units will vest to the extent that the participant’s line of business meets the performance requirements for a Plan Cycle. In lieu of using return on equity as the sole performance goal, the Compensation Committee will determine the vested portion of an executive officer’s performance units based on the extent to which the line of business employing that officer meets the performance goals under its Short-Term Incentive Plan during the Plan Cycle. In general, the vested percentage for the performance units equals the cumulative line of business performance expressed as a percentage against target under the applicable Short-Term Incentive Plan divided by three hundred percent (300%). One hundred percent (100%) is credited for performance at target under a participant’s Short-Term Incentive Plan during a fiscal year that falls within the Plan Cycle, with greater or smaller percentages being credited for performance that exceeds or falls short of target performance. Awards granted to participants who are not executive officers are determined in a similar manner based on actual payments from the applicable Short-Term Incentive Plan.

The performance criteria that may be selected under the Short-Term Incentive Plans for our lines of business consist of the following in addition to return on equity:

•	earnings per share

•	net earnings

•	net income

•	operating earnings

•	customer satisfaction

•	revenues

•	net sales

•	financial return ratios such as return on equity, return on assets, return on capital and return on investment

•	ratio of debt to earnings or shareholders’ equity

•	market performance

•	market share

•	balance sheet measurements

•	economic profit

•	cash flow

•	shareholder return

•	margins

•	productivity improvement

•	cost control or operational efficiency measures, and

•	working capital

any of which may be measured in absolute terms, growth or improvement during a Plan Cycle for a line of business or as compared to another company or companies. Performance goals may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated or other external or internal measure and may include or exclude extraordinary charges, losses from discontinued operations, restatements and accounting changes and other unplanned special charges such as restructuring expenses, acquisitions, acquisition expenses, including expenses related to goodwill and other intangible assets, stock offerings, stock repurchases and strategic loan loss provisions. Such performance goals may, but need not, be based upon a change or an increase or positive result.

Service Vesting Requirement

Like the 2006 Plans, the 2007 Plan also imposes additional service vesting requirements. Full payment will be made with respect to performance units that meet performance vesting requirements only if the participant remains employed with the line of business that granted the units during the entire Plan Cycle. Subject to certain limited exceptions, a participant who separates from service due to death, disability or retirement during a Plan Cycle will be eligible to receive payment of the performance units based on performance up until such event. For this purpose only, a transfer to an ineligible position (including but not limited to another line of business) is treated as a retirement.

Accelerated Vesting Upon a Change in Control of a Line of Business

Unlike the 2006 Plans, the 2007 Plan provides for immediate 100% vesting of all performance units held by participants employed by one of our lines of business upon a change in control of that business. In general, a change in control of a line of business will occur upon a sale of more than fifty percent (50%) of its voting stock or a business combination involving a line of business that results in Irwin Financial owning not more than fifty percent of the resulting business.

Payment of Awards

In general, the value of a vested Performance Unit is payable in a lump sum cash amount as soon as administratively practicable after a “triggering event.” Under the 2007 Plan, a “triggering event” with respect to a Performance Unit means either:

•	the last day of the Plan Cycle, with respect to a current employee who remains with the line of business throughout that Plan Cycle,

•	the participant’s separation from service by reason of death, disability, retirement or company-initiated separation from service unrelated to job performance, with respect to an employee who is not employed by the Corporation or any of its affiliates on the last date of the Plan Cycle, or

•	the earlier of such participant’s separation from service or the expiration of the Plan Cycle, with respect to an employee’s transfer of employment from the line of business to the Corporation or one of its other affiliates.

In the event of a change in control of a line of business, vested awards will be paid as soon as administratively practicable after the change in control, subject to delayed payment due to an earnout or other contingent payment.

No award will be paid in exchange for a Performance Unit (other than on account of a change in control) if the line of business does not meet its performance goals associated for that Performance Unit. Payments will be delayed to the extent an award will not qualify for deduction as “performance-based compensation” under Section 162(m) of the Code (other than on account of a change in control).

Maximum Payment

The maximum dollar amount that may be earned by a participant with respect to Performance Units for a Plan Cycle is $2,000,000.

Special Rules for Executive Officers

As noted above, it is intended that the awards made under the Plans be considered “performance-based compensation” under Section 162(m) of the Code. Therefore, the awards of Performance Units to our executive officers are subject to certain additional rules. The additional rules applicable to executive officers include a requirement that the performance goal and target amounts be established within 90 days after the beginning of the Plan Cycle and before it has become substantially certain that the performance level will be met. In addition, the award opportunity must be in writing, and the award must be based upon objective, performance-based goals for which the outcome is substantially uncertain at the time the goals are established. Performance goals will be based on one or more financial indicators of the applicable line of business’s success. The right of any executive officer to receive a cash payment in exchange for Performance Units is conditioned on shareholder approval of the 2007 Plan.

Other Awards

The Board and the Compensation Committee believe that, as a matter of general policy, the Corporation’s incentive compensation plans should be structured to ensure the full deductibility of compensation under Section 162(m), and that the Compensation Committee should reserve the right to establish separate incentive compensation arrangements for otherwise covered executive officers that may not meet Section 162(m) deductibility requirements if it determines, in its sole discretion, that doing so would be in the Corporation’s best interests.

Administration

The 2007 Plan shall be administered by a committee, or in certain cases its delegate, designated by the Board of Directors consisting solely of two or more members of the Board, each of whom is an “outside director” within the meaning of Section 162(m) of the Code and a “non-employee director” within the meaning of Rule 16b-3(b)(3). The Compensation Committee has been designated by the Board for this purpose. The Compensation Committee shall have authority to interpret the 2007 Plan, to prescribe, amend and rescind rules and regulations relating to it and to make all other determinations deemed necessary or advisable for the administration of the 2007 Plan. The determinations of the Compensation Committee pursuant to its authority under the 2007 Plan shall be conclusive and binding.

Amendment, Suspension or Termination

The Board may alter, amend, suspend or terminate the 2007 Plan at any time, but any amendment to the 2007 Plan shall be approved by the Corporation’s shareholders if approval is necessary for cash payments in exchange for performance units to continue qualifying as performance-based compensation under Section 162(m) of the Code. Specifically, the Board may amend the 2007 Plan to change the Performance Vesting Requirement discussed above without shareholder approval so long as any such requirement is based on one or more of the performance criteria listed above. To the extent that any such action would only apply to participants who are not executive officers, the Compensation Committee shall have our Board’s authority to amend, suspend or terminate the 2007 Plan.

Certain Federal Income Tax Consequences

All amounts paid pursuant to the 2007 Plan constitute taxable income to the employee when received. Generally, and subject to Section 162(m), the Corporation will be entitled to a federal income tax deduction when amounts paid under the 2007 Plan are included in an employee’s taxable income. Subject to stockholder approval of the 2007 Plan, the failure of any aspect of the 2007 Plan to satisfy Section 162(m) shall not void any action taken by the Compensation Committee under the 2007 Plan.

As stated above, the 2007 Plan and the 2007 Grants are being submitted for shareholder approval at the 2007 Annual Meeting so that payments under this plan can qualify for deductibility under Section 162(m) of the Code. However, shareholder approval of the 2007 Plan is only one of several requirements under Section 162(m) of the Code that must be satisfied for amounts payable under this plan to qualify for the performance-based compensation exemption under Section 162(m) of the Code, and submission of the 2007 Plan for shareholder approval should not be viewed as a guarantee that all amounts paid under the 2007 Plan will in practice be deductible by the Corporation.

The foregoing is only a summary of the effect of federal income taxation upon employees and the Corporation with respect to amounts paid pursuant to the 2007 Plan. It does not purport to be complete and does not discuss the tax consequences arising in the context of the employee’s death or the income tax laws of any municipality, state or foreign country in which the employee’s income or gain may be taxable.

New Plan Benefits

On March 28, 2007, the Compensation Committee granted performance units to our executive officers employed by our lines of business, subject to shareholder approval as set forth in the table below. Additional grants to certain other persons employed by our lines of business are planned for later this spring. Performance units that were granted in 2006 to our executive officers and certain other persons or groups of people are set forth below.

			Number of Units in	Number of Units in
		Number of Units in	Irwin Commercial	Irwin Home Equity
		Irwin Union Bank (1)	Finance (1)	Corporation (1)
William I. Miller	2006	N/A	N/A	N/A
Chairman and Chief Executive Officer	2007	N/A	N/A	N/A
Gregory F. Ehlinger	2006	N/A	N/A	N/A
Senior Vice President and Chief Financial Officer	2007	N/A	N/A	N/A
Thomas D. Washburn	2006	N/A	N/A	N/A
Executive Vice President	2007	N/A	N/A	N/A
Joseph R. LaLeggia	2006	N/A	1,137	N/A
President, Irwin Commercial Finance Corporation	2007	N/A	1,600	N/A
Bradley J. Kime	2006	966	N/A	N/A
President, Irwin Union Bank	2007	1,400	N/A	N/A
Robert H. Griffith	2006	N/A	N/A	N/A
President, Irwin Mortgage Corporation	2007	N/A	N/A	N/A
All current executive officers as a group (7 persons)	2006	966	1,137	0
	2007	1,400	1,600	0
All non-executive officer directors as a group (9 persons)	2006	N/A	N/A	N/A
	2007	N/A	N/A	N/A
All non-executive officer employees at Irwin Union Bank as a group (103 persons)	2006	19,484	N/A	N/A
	2007	TBD	N/A	N/A
All non-executive officer employees at Irwin Commercial Finance as a group (12 persons)	2006	N/A	2,757	N/A
	2007	N/A	TBD	N/A
All non-executive officer employees at Irwin Home Equity Corporation as a group (25 persons)	2006	N/A	N/A	8,157
	2007	N/A	N/A	TBD

(1)	The initial value for each line of business as of January 1, 2007 is the same unit value as determined under the prior plan for the line of business as of December 31, 2006.

The 2007 Plan will be approved by our shareholders if the number of votes cast in favor of the 2007 Plan exceeds the number of votes cast against the 2007 Plan at a meeting at which a quorum is present.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE 2007 PLAN AND GRANTS MADE UNDER THIS PLAN.

TRANSACTIONS WITH RELATED PERSONS

Policy on Related Person Transactions

We have a written Policy applicable to related person transactions. Our Policy defines “related person transaction” as:

(i)	a transaction between the Corporation and any person who is an executive officer or director of the Corporation,

(ii)	a transaction between the Corporation and any security holder who is known by the Corporation to own of record or beneficially more than five percent of any class of the Corporation’s voting securities (each, a “5% holder”),

(iii)	a transaction between the Corporation and any “immediate family member” (as defined in the SEC’s Regulation S-K, Item 404) of an executive officer, director or 5% holder of the Corporation, or

(iv)	any other transaction involving the Corporation that would be required to be disclosed pursuant to Regulation S-K, Item 404.

For purposes of this Policy, the “Corporation” includes all of its subsidiaries and affiliates.

The Policy requires all related person transactions to be in the best interests of the Corporation and, unless specifically approved or ratified by the Audit Committee, on terms no less favorable to the Corporation than would be obtained in a similar transaction with an unaffiliated third party, or generally available to substantially all employees of the Corporation. All related person transactions required to be disclosed pursuant to Item 404 of Regulation S-K are considered “material” related person transactions and must be presented to the Audit Committee for pre-approval or ratification.

Review and Approval Procedures

The Policy requires directors and executive officers to notify the Corporation’s General Counsel of any related person transaction in which directors or executive officers are directly or indirectly involved as soon as the director or executive officer becomes aware of a possible transaction.

The Policy requires that the General Counsel review all related person transactions and take all reasonable steps to ensure that all material related person transactions be presented to the Audit Committee for pre-approval or ratification in its discretion at its next regularly scheduled meeting, or by consent in lieu of a meeting if deemed appropriate. The General Counsel, or the Senior Vice President-Ethics and Secretary in the case of a transaction involving the General Counsel, determines whether non-material related person transactions are in compliance with the Policy.

Banking Relationships

We are in the business of providing financial services. Some of our directors, executive officers, their immediate family members and entities with which these individuals are affiliated were customers of ours and had transactions with our subsidiary Irwin Union Bank and Trust Company or its subsidiaries in 2006 and to date in 2007. We expect that we and Irwin Union Bank and Trust and/or our subsidiary federal savings bank, Irwin Union Bank, F.S.B., will continue to have similar additional transactions with such individuals and their affiliates in the future. These transactions include depositary, insurance agency, investment advisor, trust, and lending relationships. None of these relationships in 2006 were considered “material related person transactions” under Item 404 of Regulation S-K and our Related Person Transactions Policy because the transactions either were below the dollar amount threshold for disclosure, involved Irwin Union Bank and Trust as a depositary of funds, or, for indebtedness, were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to us, and did not involve more than the normal risk of collectibility or present other unfavorable features. Loans and lines of credit made by Irwin Union Bank and Trust or its subsidiaries to our directors and executive officers prior to 2006 that were paid off or sold to unrelated parties prior to 2006 were not considered related person transactions in 2006.

Commercial Finance Line-of-Business Interests

At the end of 2005, in connection with the reorganization of our commercial finance line of business, Irwin Commercial Finance, the parent company of this line of business, granted options to purchase a total of 105 shares of its own common stock to Mr. Joseph LaLeggia, the President of Irwin Commercial Finance, four other senior managers and the head of our franchise finance company. The options allow these individuals to purchase approximately ten percent of Irwin Commercial Finance common stock (on a fully diluted basis) for $23,158 per share until December 31, 2009, subject to earlier expiration upon employment termination.

The price for the option exercise price was based on the fair market value opinion of an independent professional valuation firm. Irwin Commercial Finance has call rights to purchase Irwin Commercial Finance stock acquired on exercise of these options beginning one year after the exercise date. These stock options are in addition to any other incentive compensation arrangements that may be provided to key employees in the commercial finance line of business.

REPORT OF THE AUDIT COMMITTEE

In assisting the Board of Directors, the Audit Committee has taken the following actions:

•	Reviewed and discussed the audited financial statements with management;

•	Discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standard No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•	Received the written disclosures and letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T,

and has discussed with the independent accountants the independent accountants’ independence.

Based on the reviews and discussion referred to above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the SEC.

John McGinty, Jr. (Committee Chair)           Sally A. Dean           R. David Hoover
Brenda J. Lauderback           Marita Zuraitis

INDEPENDENT PUBLIC ACCOUNTANTS

Ernst & Young LLP, an independent registered public accounting firm, will audit the books and accounts of the Corporation for 2007. Each professional service performed by Ernst &Young during 2006 was reviewed and the possible effect of such services on the independence of the public accounting firm was considered by the Audit Committee. No member of the firm has any material interest, financial or otherwise, in us or any of our subsidiaries.

We have invited representatives of Ernst &Young to be present at the 2007 Annual Shareholders’ Meeting. We expect the representatives will attend the meeting. If present, these representatives will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions from shareholders.

The financial statements of the Corporation for fiscal year 2005 were audited by PricewaterhouseCoopers LLP (“PwC”).

As previously reported, on February 9, 2006, the Audit Committee voted to invite several independent registered public accounting firms, including PwC, to submit proposals for auditing the Corporation’s consolidated financial statements for the fiscal year ending December 31, 2006 as part of the Committee’s periodic review of external audit services.

On February 18, 2006, PwC informed the Corporation that PwC had chosen not to be considered for reappointment as the Corporation’s independent registered public accounting firm upon completion of PwC’s procedures for the Corporation’s consolidated financial statements for the fiscal year ended December 31, 2005 and the Form 10-K in which such financial statements are included. As contemplated, upon the filing of the Corporation’s Annual Report on Form 10-K with the Securities and Exchange Commission on March 3, 2006, PwC’s engagement as the Corporation’s independent registered public accounting firm ended.

The reports of PwC on the financial statements of the Corporation for the fiscal years ended December 31, 2005 and 2004 contained no adverse opinion or disclaimer of opinion and were neither qualified nor modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended December 31, 2005 and 2004 and through March 3, 2006, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of PwC, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its reports on the financial statements for those years.

Management and the Audit Committee of the Corporation’s Board of Directors determined in November 2005 that a material weakness existed because the Corporation did not maintain effective controls over the selection and application of generally accepted accounting principles relative to incentive servicing fees received from whole loan sales to third parties. The Corporation had accounted for these fees as derivative financial instruments instead of mortgage servicing rights as required by generally accepted accounting principles.

A material weakness is a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. The determination of the existence of a material weakness resulted in the restatement of the Corporation’s interim financial statements included in the Corporation’s Quarterly Reports on Form 10-Q for the periods ended March 31, 2005 and June 30, 2005, and the annual financial statements for the year ended December 31, 2004 included in the Corporation’s Annual Report on Form 10-K. The restated financial statements and amended periodic reports were filed with the SEC on February 3, 2006.

The cumulative impact of this error was an overstatement of income (after tax) of $2.1 million during 2004 and $7.1 million for the first two quarters of 2005. In addition to the restatement for incentive servicing fee contracts, management also reduced certain salary accruals for the June 30, 2005 and March 31, 2005 periods associated with incentive salary plans that are calculated based upon earnings. Further details, including adjusting entries made in the restated financials, are described in Note 2 of the Notes to Consolidated Financial Statements in the Corporation’s Report on Form 10-Q for the Quarter Ended September 30, 2005.

In November and December 2005, the Corporation took corrective actions to remediate the material weakness identified above. In addition, the Corporation designed, documented and tested additional controls over the selection and application of generally accepted accounting principles relative to incentive servicing fees received from whole loan sales to third parties. As a result of these actions, management of the Corporation believes this material weakness has been satisfactorily remediated.

Except for the material weakness described above, there were no reportable events under Item 304(a)(1)(v) of Regulation S-K that occurred within the Corporation’s two most recent fiscal years ended December 31, 2005 and 2004 and through March 3, 2006.

On March 28, 2006, the Audit Committee of the Board of Directors selected Ernst &Young, and on March 31, 2006, Ernst &Young accepted the engagement as the Corporation’s independent registered public accounting firm to audit the Corporation’s financial statements for the fiscal year ending December 31, 2006.

During the Corporation’s two most recent fiscal years and subsequent interim period prior to engaging Ernst & Young, Ernst & Young has not been consulted on behalf of the Corporation regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Corporation’s financial statements, and Ernst & Young did not provide either a written report or oral advice to the Corporation that Ernst & Young concluded was an important factor considered by the Corporation in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” or a “reportable event,” as such terms are defined in Item 304 of Regulation S-K.

The report of Ernst &Young on the financial statements of the Corporation for the fiscal year ended December 31, 2006 contained no adverse opinion or disclaimer of opinion and was neither qualified nor modified as to uncertainty, audit scope, or accounting principles.

Auditor Fees

The aggregate audit fees billed by Ernst & Young for the year ended December 31, 2006 and by PricewaterhouseCoopers LLC for 2005 are as follows:

		Audit-Related
	Audit Fees	Fees (1)	Tax Fees (2)	All Other Fees (3)	Total
2006	$1,606,813	$218,450	$32,905	$1,500	$1,859,668
2005	$1,610,000	$40,000	$30,332	$3,000	$1,683,332

(1)	2006 Audit-Related Fees include:

$55,974	Employee benefit plan audits
162,476	Accounting and audit services related to securitization activities

$218,450

2005 Audit-Related Fees include:

$40,000	Accounting and audit services related to securitization activities

(2)	2006 Tax Fees include:

$32,905	Various tax-related consultation

2005 Tax Fees include:

$30,332	Various tax-related consultation

(3)	2006 All Other Fees include:

$1,500	Various other consultation

2005 All Other Fees include:

$3,000	Various other consultation

Pre-approval of Services Rendered by Independent Auditors

In accordance with the SEC’s rules issued pursuant to the Sarbanes-Oxley Act of 2002, the Audit Committee has adopted a formal policy on auditor independence requiring pre-approval by the Committee of all professional services rendered by the Corporation’s independent auditors subject to specified monetary limits. Under the policy, pre-approval can be granted by the Committee either on a case-by-case basis or, with regard to particular services for limited terms specified in detail in advance by the Committee in the policy or otherwise, pursuant to request and approval procedures set forth in the policy, provided that there is no delegation of Committee responsibility to management and any engagement of the auditors as to such particular services is reported to the Committee. If the cost of a proposed service is $50,000 or less, the policy delegates authority to the Chairman of the Committee to pre-approve the service on behalf of the Committee and report the approval to the Committee at its next scheduled meeting. All of the audit, audit-related, tax and other services provided by the Corporation’s independent auditors to the Corporation in 2006 were pre-approved by the Audit Committee pursuant to the policy.

DEADLINE FOR SHAREHOLDER PROPOSALS
FOR THE 2008 ANNUAL MEETING

Any proposals of shareholders that are otherwise eligible for inclusion in our written proxy material must be received at our principal executive offices, 500 Washington Street, Columbus, Indiana 47201, no later than December 18, 2007, in order for the proposals to be considered for inclusion in our proxy statement and proxy card for the 2008 Annual Meeting pursuant to Rule 14a-8 under the Exchange Act. Proposals of shareholders submitted outside the process of Rule 14a-8 (Non-Rule 14a-8 Proposals) in connection with the 2008 Annual Meeting must be received by February 29, 2008. Our proxy for the 2008 Annual Meeting will give discretionary authority to the proxy holders to vote on all Non-Rule 14a-8 Proposals we receive after February 29, 2008.

COMMUNICATION WITH THE BOARD OF DIRECTORS
BY SHAREHOLDERS AND INTERESTED PARTIES

Our independent directors have unanimously approved a process for shareholders and other interested parties to send communications to the Board of Directors or the Lead Director. As a result, shareholders and interested parties who wish to communicate with the Board or the Lead Director may do so by directing their correspondence in writing to Mr. Lance Odden, currently our Lead Director, in care of Irwin Financial Corporation, 500 Washington Street, Columbus, Indiana 47201.

MISCELLANEOUS

The Board welcomes, but does not require, Directors to attend the Annual Meeting of Shareholders. At the 2006 Annual Meeting, four of the ten members of the Board then serving were in attendance.

We are providing all shareholders with a copy of our Annual Report on Form 10-K for 2006, together with all financial statements, schedules, and a list of the exhibits filed with the Form 10-K. If any shareholder wishes a copy of the exhibits filed with our Annual Report on Form 10-K, we will furnish the exhibits without charge. Our Code of Conduct, which is applicable to our directors, officers and employees, our Corporate Governance Principles, and the charters for committees of our Board of Directors are available in the “Corporate Governance” section of our website, www.irwinfinancial.com, and are also available in print to any shareholder who requests them. All requests for copies of the Form 10-K for 2006, our Code of Conduct, our Corporate Governance Principles or any of our committee charters should be in writing and directed to Sue Elliott, Finance Department, Irwin Financial Corporation, 500 Washington Street, Columbus, Indiana 47201.

As of the date of this proxy statement, our Board of Directors has no knowledge of any matters to be presented for consideration at the meeting other than the matters described in this proxy statement. If (a) any matters not within the knowledge of the Board of Directors as of the date of this proxy statement should properly come before the meeting; (b) a person not named in this proxy statement is nominated at the meeting for election as a director because a nominee named in this proxy statement is unable to serve or for good cause will not serve; (c) any proposals properly omitted from this proxy statement and the form of proxy should come before the meeting; or (d) any matters should arise incident to the conduct of the meeting, then the proxies will be voted in accordance with the recommendation of our Board of Directors.

MATT SOUZA,
Secretary

April 16, 2007

APPENDIX A

IRWIN FINANCIAL CORPORATION
AUDIT COMMITTEE CHARTER

Purpose

The primary function of the Audit Committee (the “Committee”) is to assist the Board of Directors in fulfilling its oversight of (i) the integrity of the Corporation’s financial statements, (ii) the Corporation’s compliance with legal and regulatory requirements, (iii) the qualifications and independence of the Corporation’s independent accountants, and (iv) the performance of the Corporation’s internal audit function and independent accountants.

The Committee meets these responsibilities by reviewing the financial reports and other financial information provided by the Corporation to shareholders and others; reviewing the Company’s major financial risk exposures and steps taken by management to monitor and control such exposures; reviewing reports prepared by the Company’s internal auditors, independent accountants and regulators on the effectiveness of the Corporation’s processes for the oversight and management of financial and operational risks, including the system of internal controls that management and the Board of Directors have established; and reviewing the Corporation’s auditing, accounting and financial reporting processes generally.

The Committee derives its authority from the by-laws of Irwin Financial Corporation (the “Corporation”) and is hereby given all resources and authority necessary to properly discharge its responsibilities. The Audit Committee’s primary duties and responsibilities are to:

•	Provide an open avenue of communication among management, the internal auditors, the independent accountants, and the Board of Directors.

•	Serve as an independent and objective party to monitor the Corporation’s financial reporting process and internal control system.

•	Review and appraise the qualifications and audit efforts of the Corporation’s independent accountants and internal auditing department.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated below in the section titled “Duties and Responsibilities.” To the extent permitted by applicable regulations and listing requirements, the Committee may obtain assistance from management or staff in accomplishing these responsibilities.

Composition and Qualifications

The Audit Committee will be comprised of three or more directors. All members of the Committee will be independent directors, as determined by the Board of Directors in accordance with guidelines of the New York Stock Exchange (“NYSE”) and other applicable regulations. No member of the Committee may, other than in his or her capacity as a member of the Committee, the Board of Directors, or any other committee of the Corporation: (i) accept directly or indirectly any consulting, advisory or other compensatory fee from the Corporation or any of its subsidiaries, or (ii) be an affiliated person of the Corporation or any of its subsidiaries. Any director of the Corporation who is determined to be independent by the Board of Directors but who also holds 20% or more of the Corporation’s outstanding shares (or who is a general partner, controlling shareholder or officer of any such holder) cannot be the Chair or a voting member of the Committee.

All members of the Committee will be “financially literate,” as that qualification is interpreted by the Board of Directors in its business judgment in accordance with listing standards of the New York Stock Exchange. Without limiting the generality of the foregoing sentence, each member of the Committee will have a working familiarity with basic finance and accounting practices, such as the ability to read and understand fundamental financial statements. The Chair of the Committee will have accounting or related financial management expertise, as determined by the Board of Directors in its business judgment in accordance with guidelines of the New York Stock Exchange, and at least one member of the Committee (who may also be the Chair) shall be an audit committee financial expert, as defined in regulations promulgated by the Securities and Exchange Commission from time to time.

As provided in the Corporation’s Corporate Governance Principles, no director will be eligible for service on the Committee while he or she serves on the audit committee of more than two other public companies, unless the Board determines that such simultaneous service would not impair the ability of such director to serve effectively on the Committee.

Committee appointments and selection of the committee chairperson will be approved annually by the Board of Directors. Notwithstanding the foregoing, the Chair of the Corporation’s Risk Management Committee, unless otherwise determined by the Board of the Company, shall be one of the members of this Committee.

Meetings

The Committee will meet at least four times annually, or more frequently as circumstances dictate. The Committee may ask members of management or others to attend the meeting and is authorized to receive any and all pertinent information from management as determined by the Committee. The Committee will meet with the independent accountants, management, and the director of internal auditing in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee, or at least its Chair, will discuss with the independent accountants and management any matters of the types described in the Statement of Auditing Standards No. 61, Communications with Audit Committees, which are identified in connection with the accountants reviews of the interim financial statements.

Duties and Responsibilities

To fulfill its duties and responsibilities, the Audit Committee shall perform the following:

General

•	The Committee will report its activities to the full Board of Directors on a regular basis so that the Board is kept informed of its activities on a current basis. The Committee will perform all duties determined by the Board.

•	The Committee has the power to conduct or authorize investigations into matters within the Committee’s scope of responsibilities. The Committee is authorized to retain independent counsel, accountants or other advisors as it deems necessary to carry out its duties.

•	The Committee will prepare an audit committee report as required by rules of the Securities and Exchange Commission to be included in the Corporation’s annual proxy statement.

•	The Committee will do whatever else the law, applicable listing standards, the Corporation’s charter or bylaws or the Board of Directors may require or direct.

Relationship to Risk Management Committee

•	The Risk Management Committee, a separately-chartered committee of the Board of Directors, has primary responsibility for assisting the Board in fulfilling its oversight responsibilities with respect to the existence, operation and effectiveness of the risk management programs, policies and practices of the Company, including without limitation its compliance program.

•	Notwithstanding the role of the Risk Management Committee, however, the Committee has the responsibility for reviewing reports prepared by the Company’s internal auditors, independent accountants and regulators on the effectiveness of the Corporation’s processes for the oversight and management of financial and operational risks, including its system of internal controls. As noted below under “Other Responsibilities,” the Committee may also from time to time jointly meet with the Risk Management Committee and management for the purpose of (but not limited to) reviewing the results of regulatory examinations of the Corporation and management’s responses to the reports of such examinations.

•	Consistent with the Committee’s oversight of the internal audit function, which is tasked with testing the effectiveness of the Company’s internal controls, the Committee will periodically review the Company’s Corporate Governance Policy and Enterprise-wide Risk Management Policy that, among other things, establish principles governing the processes by which risk assessment and management is undertaken in the Company. In general, however, policies related to risk management activities, other than policies that fall within the exclusive purview of the Committee pursuant to this Charter or legal requirements (such as accounting policies, internal audit and model validation policies and plans, or the Company’s code of conduct) are reviewed and approved by the Risk Management Committee.

Engagement of Independent Accountants and Internal Auditor

•	The Committee will have sole authority for the appointment, compensation, retention and oversight of the work of the Corporation’s independent accountants (including resolution of disagreements between management and the independent accountants regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services for the Corporation. The Committee will consult with the Board of Directors in making such decisions concerning the appointment, compensation and retention of the independent accountants. The Committee will establish an arrangement pursuant to which the independent accountants report directly to the Committee.

•	The Committee will have the sole authority to approve all audit engagement fees and terms, as well as non-audit engagements of the independent accountants. Authority to pre-approve non-audit engagements may be assigned to the Chairman of the Audit Committee with communication to, and ratification of, the full Committee at the subsequent meeting.

•	The Committee will oversee the independence of the independent accountants by reviewing, at least annually, all relationships the accountants have with the Corporation, including consideration of non-audit services provided by the independent accountants and the fees paid for such services.

•	The Committee will, at least annually, obtain and review a report by the independent accountant describing (i) the independent accounting firm’s internal quality control procedures; and (ii) any material issues raised in internal quality control reviews, or peer reviews, of the accounting firm, or by any inquiry or investigation by governmental or professional authorities (within the preceding five years) respecting one or more independent audits carried out by the firm, any steps taken to deal with any such issues.

•	The Committee will review the independent account’s qualifications and performance at least annually. The Committee will ensure the rotation of the lead audit and review partners every five years, or more frequently as determined by the Committee in its sole discretion. The Committee will also consider whether the Corporation is obtaining high quality audit services, whether the cost for such services is commensurate with the services received, and whether the rotation of the audit to another accounting firm would be beneficial. In making its evaluation, the Committee should consider the opinion of management and the Corporation’s internal auditors. The Committee may, but is not required to, obtain proposals from other accounting firms in performing its assessment.

•	The Committee will have sole authority to appoint, replace, reassign, or dismiss the Director of Internal Auditing, who shall report directly to the Committee (and to the Chairman of the Board of Directors for administrative purposes). The Committee may exercise such authority by majority vote of the Committee.

•	The Committee will, either as a group or through its Chair, conduct performance reviews of, and determine the compensation for, the Director of Internal Auditing.

•	The Committee will oversee the internal audit function of the Company which is responsible for conducting audits of Irwin Financial Corporation and all subsidiaries. The Committee will provide internal audit the authority to examine all records and issue independent reports in order to provide objectivity to the internal audit function.

•	The Committee will consider, in consultation with the independent accountants and the director of internal auditing, the audit scope and plans prepared by the internal auditors and the independent accountants.

•	The Committee will request that the director of internal auditing and the independent accountants coordinate the internal and external audits of the Corporation in order to avoid duplication of efforts.

Review of Internal and External Audit Work, and the Quarterly and Annual Financial Statements

•	The Committee will ascertain that the independent accountants view the Board of Directors as their client, that they will be available to the full Board at least annually, and that they will provide the Committee with a timely analysis of significant financial reporting issues.

•	The Committee will review and discuss the following with management, the director of internal audit and the independent accountants:

a.)	The reports or other communications from internal audit, external auditors, regulatory agencies, or other external parties engaged to assess the adequacy of the Corporation’s risk assessment and risk management processes, policies and guidelines, including any significant weaknesses in the system of internal control for detecting and reporting financial errors, defalcations, legal violations, and noncompliance with the Corporation’s code of conduct (it being acknowledged that the primary responsibility for oversight of the existence, operation and effectiveness of the risk management programs, policies and practices of the Company shall reside with the Risk Management Committee).

b.)	Management’s report concerning significant deficiencies in internal controls, and any fraud by persons with a significant role in the system of internal controls.

c.)	The independent accountant’s report concerning its review of management’s assessment of the Corporation’s internal controls, control structure and material weaknesses.

d.)	Management’s responses indicating action taken or planned to address such weaknesses.

•	The Committee will review and discuss the following with management and the independent accountant:

a.)	The Corporation’s annual audited financial statements and related footnotes, as well as the annual Form 10-K filing with the Securities and Exchange Commission (including the disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included therein) and whether the information in the filing is consistent with the information in the financial statements.

b.)	The independent accountant’s audit of and report on the financial statements.

c.)	The external accountant’s report of all critical accounting policies and practices to be used, alternative treatments of financial information that have been discussed with management (and the ramifications of such alternative treatments), and the accountant’s preferred treatment. The Committee will have final authority to resolve disagreements between management and the external accountant regarding financial reporting.

d.)	The auditor’s qualitative judgments about the quality, not just the acceptability, of accounting principles and financial disclosures.

e.)	Any serious difficulties encountered during the course of the audit, including any significant disagreements with management.

f.)	Other matters related to the conduct of the audit that is to be communicated to the Committee under generally accepted auditing standards.

g.)	To the extent not covered by the foregoing categories, any other material written communications between the external accountant and management, such as any management letter or schedule of unadjusted differences.

h.)	The disclosures made to the Audit Committee by the Corporation’s Chief Executive Officer and Chief Financial Officer during their certification process for the Form 10-K and Form 10-Q about any significant deficiency in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Corporation’s internal controls.

i.)	The independent auditor assurance that Section 10A(b) of the Exchange Act has not been implicated. This section requires the independent auditor, if it detects or becomes aware of any illegal acts, to assure that the Committee is adequately informed.

•	The Committee or its Chair will review and discuss with management and the independent accountants:

a.)	The quarterly Form 10-Q filings with the Securities and Exchange Commission (including the financial statements and the disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included therein) prior to their submission.

b.)	The quarterly press releases announcing earnings results prior to their release to the public, as well as financial information and earnings guidance provided to analysts and rating agencies.

•	The Committee will consider, review and discuss with management and the director of internal audit:

a.)	The quarterly report provided by the director of internal audit which summarizes audit activities during the period, including any significant findings concerning the Corporation’s risk management, financial reporting or compliance systems, as well as management’s responses to them.

b.)	The internal audit department’s annual audit plan, staffing, and professional education of the internal audit staff for each calendar year.

c.)	The internal audit department’s policy statement.

Other Responsibilities

•	The Audit Committee will establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters. The Committee has designated the Chair of the Committee to act as an ombudsman to have primary responsibility for receiving and investigating such complaints and determining which ones merit a detailed report for the attention of the Committee. The Chair may be supported in this function by one or more officers who are independent of the Company’s financial reporting function.

•	Establish and maintain a policy and procedures for the review, approval or ratification of all related person transactions between the Corporation and its executive officers and directors.

•	Approve any changes to the Corporation’s code of conduct and any waiver of the code of conduct for executive officers and directors.

•	Establish clear policies to be followed by the Corporation in connection with its hiring of employees and former employees of the independent accountants.

•	Review and update the Audit Committee Charter annually, taking into account the purpose and responsibilities of the Committee and principles of corporate governance approved by the Board of Directors, and recommend to the Board any proposed changes to the Charter.

•	Either alone or in conjunction with the Risk Management Committee, review with management the results of regulatory examinations of the Corporation and management’s responses to the reports of such examinations. The Committee may hold joint and concurrent meetings with the Risk Management Committee from time to time for the purpose of (but not limited to) (i) reviewing and discussing correspondence with, or other action taken by, state and federal regulators, or (ii) deliberating on matters relating to compliance with legal and regulatory requirements or the overall effectiveness of the risk management programs of the Company.

•	Review the substance of legal and regulatory matters that may have a material effect on the Corporation’s financial statements, including significant issues raised by internal or outside counsel concerning litigation, contingencies, claims, or assessments.

•	The Committee will receive a briefing of changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, Securities and Exchange Commission or other regulatory bodies, which may have a material effect on the financial statements.

•	Perform an annual self-assessment which takes into account the purpose and responsibilities and the Committee and an evaluation of its performance of those responsibilities.

•	Provide for appropriate funding for the payment of:

•	compensation of the independent accountants engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services for the Corporation;

•	compensation to any other advisers retained by the Committee to assist it in carrying out its duties;

•	ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

Limitation of Audit Committee’s Role

It is management’s responsibility to maintain appropriate systems for accounting and internal controls over financial reporting, and the independent accountant’s responsibility to plan and carry out a proper audit. Specifically, management is responsible for: (1) the preparation, presentation and integrity of the Corporation’s financial statements; (2) the maintenance of appropriate accounting and financial reporting principles and policies; and (3) the maintenance of internal controls over financial reporting and other procedures designed to assure compliance with accounting standards and related laws and regulations. The independent accountants are responsible for planning and carrying out an audit consistent with applicable legal and professional standards and the terms of their engagement letter. Nothing in this Charter shall be construed to reduce the responsibilities or liabilities of the Corporation’s service providers, including the independent accountants.

Although the Committee is expected to take a detached and questioning approach to the matters that come before it, the review of the Corporation’s financial statements by the Committee is not an audit, nor does the Committee’s review substitute for the responsibilities of the Corporation’s management for preparing, or the independent accountant’s for auditing, the financial statements. Members of the Committee are not full-time employees of the Corporation and, in serving the Committee, are not, and do not hold themselves out to be, acting as accountants or auditors. As such, it is not the duty or responsibility of the Committee or its members to conduct field work or other types of auditing or accounting reviews or procedures.

In discharging their duties, members of the Committee are entitled to rely on information, opinions, reports or statement, including financial statements and other financial data, if prepared or presented by: (1) one or more officers of the Corporation whom the director reasonably believes to be reliable and competent in the matters presented; (2) legal counsel, the independent accountants, or others persons as to matters the director reasonably believes are within the person’s professional or expert competence; or (3) a committee of the Board of which the director is not a member.

Board Approvals:
Governance Committee Approval: January 31, 2007
Audit Committee Approval: February 14, 2007
IFC Board of Directors Approval: February 15, 2007

APPENDIX B

IRWIN FINANCIAL CORPORATION
2007 PERFORMANCE UNIT PLAN

1.	Purpose

The purpose of this Irwin Financial Corporation 2007 Performance Unit Plan is to attract, retain and motivate key executives and to increase the long-term value of the lines of business of IFC by providing selected employees with the opportunity to share in the value of their respective lines of business through grants of Performance Units (as defined below) at a level intended to provide median competitive long-term incentive award opportunities.

2.	Effective Date

The Plan was adopted by the board of directors of IFC (the “Board”) on March 28, 2007. The initial Plan Cycle begins on January 1, 2007 and ends on December 31, 2009. Plan Cycles beginning prior to January 1, 2007 shall be covered, as applicable, by the Irwin Union Bank Amended and Restated Performance Unit Plan, the Irwin Home Equity Corporation Performance Unit Plan and the Irwin Commercial Finance Amended and Restated Plan, each as approved by the IFC’s shareholders on April 6, 2006, and as subsequently amended. Adoption of the Plan is subject to the approval of the IFC stockholders. Any Awards granted prior to May 9, 2007 shall be void if IFC’s stockholders do not approve the Plan at the 2007 annual stockholders’ meeting.

3.	Definitions

(a)	AWARD means a payment made pursuant to the Plan.

(b)	BENEFICIAL OWNER means a “beneficial owner” as defined in Rule 13d-3 under the Exchange Act.

(c)	BOARD means the board of directors of IFC.

(d)	BUSINESS COMBINATION means a Company’s becoming a party to an agreement of a reorganization, merger or consolidation or the sale or other disposition of all or substantially all of its assets.

(e)	CHANGE IN CONTROL means, with respect to a Company, the occurrence of any of the following events:

(i)	any Person, other than (i) a trustee or other fiduciary holding securities under an employee benefit plan of IFC or any of its subsidiaries, or (ii) an entity owned directly or indirectly by the stockholders of IFC in substantially the same proportions as their ownership of stock of IFC, is or becomes the Beneficial Owner, directly or indirectly, of securities representing 50% or more of the total voting power of the then outstanding shares of that Company’s Voting Stock; or

(ii)	a Business Combination, unless all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of that Company’s Voting Stock immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the total voting power represented by the voting securities entitled to vote generally in the election of directors of the entity resulting from the Business Combination (including, without limitation, a corporation which as a result of the Business Combination owns all or substantially all of a Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to the Business Combination of that Company’s Voting Stock.

(f)	CODE means the Internal Revenue Code of 1986, as amended. The term “Code” when used in the Plan shall also refer to applicable regulations, rulings, notices and other guidance issued by the Internal Revenue Service with respect to the cited Section.

(g)	COMMITTEE means the committee appointed by the Board to administer such long-term incentive plans as may be adopted by such Board from time to time or, in the absence of such a committee, the standing compensation committee of Board as constituted from time to time; provided, that the Committee shall be comprised solely of at least two members of the Board who qualify as an “outside director” under Code Section 162(m) and the regulations promulgated thereunder and as a “non-employee director” within the meaning of Rule 16b-3(b)(3) (or any successor rule) under the Exchange Act.

(h)	COMPANY means Irwin Union Bank & Trust Company, Irwin Commercial Finance Corporation and Irwin Home Equity Corporation and such other subsidiaries of IFC designated by the Committee. For purposes of the Plan, employment with the Company shall be deemed to include employment with a subsidiary of the Company.

(i)	DISABILITY means the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering the employees of the Company that employs the Participant.

(j)	EXCHANGE ACT means the Securities Exchange Act of 1934, as amended.

(k)	EXECUTIVE OFFICER means any employee who is an “executive officer” (as defined under SEC Rule 3b-7) of IFC.

(l)	IFC means Irwin Financial Corporation.

(m)	PARTICIPANT means an individual employed by a Company that is entitled to participate in the Plan.

(n)	PERSON means a “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act.

(o)	PERFORMANCE UNIT means, with respect to a Company, a component used to represent the incremental cash value of that Company that is awarded to Participants in the Plan at the beginning of each Plan Cycle.

(p)	PLAN means this Irwin Financial Corporation 2007 Performance Unit Plan.

(q)	PLAN CYCLE means the three-year vesting period designated for a Performance Unit.

(r)	STIP means, with respect to a Company, its short-term incentive plan approved by IFC’s stockholders.

(s)	VOTING STOCK means, with respect to a Company, capital stock entitled to vote generally in the election of that Company’s directors.

4.	Eligibility

The Committee shall designate which employees of each Company are eligible to become Participants and receive Performance Units. A Participant shall only be eligible to receive Performance Units with respect to the Company that employs that individual at the time of the Award. Selection of an individual to participate in the Plan does not guarantee any rights to receive additional Performance Units or continue employment with any Company or IFC. A Participant’s employer reserves the right, which may be exercised at any time, to terminate a Participant’s employment or adjust a Participant’s compensation with or without cause.

5.	Administration

(a)	The Committee is responsible for, and shall have full power to, administer the Plan subject to the requirements of applicable law. The Committee shall have the right to make rules and regulations as it deems appropriate to administer the Plan, to construe and interpret the Plan, to decide all questions of eligibility, and to determine the amount and time of payment of benefits hereunder to the fullest extent provided by law and in its sole discretion. Any interpretations or decisions made in good faith by the Committee will be conclusive and binding on all persons having any interest in the Plan.

(b)	The Committee may delegate (i) to one or more of its members such of its duties, powers and responsibilities as it may determine; (ii) to the management board or management committee of the relevant line of business the power to grant Awards to Participants who are not Executive Officers as of the time of grant and to make plan amendments to the extent of the Committee’s authority under Section 7 below; and (iii) to such other individuals as it determines such ministerial tasks as it deems appropriate. In the event of any delegation described in the preceding sentence, the term “Committee” shall include the person or persons so delegated to the extent of such delegation.

(c)	The Committee and each member thereof, and any person acting pursuant to authority delegated by the Committee, shall be entitled, in good faith, to rely or act upon any report or other information furnished by any Executive Officer, other officer or employee of the Company or a parent, subsidiary or affiliate, the Company’s independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee, any person acting pursuant to authority delegated by the Committee, and any officer or employee of the Company or a parent, subsidiary or affiliate acting at the direction or on behalf of the Committee or a delegee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

(d)	It is IFC’s intention that the Plan will be interpreted in a manner consistent with complying with Section 162(m) of the Code and avoiding any violation of Section 409A of the Code to the maximum extent practicable.

6.	Plan Specifications

(a)	Plan Cycles. Each Plan Cycle with respect to a Performance Unit is three years in length beginning on January 1st and ending December 31st three years later. The first Plan Cycle will begin January 1, 2007 and end December 31, 2009. A new Plan Cycle will start at the beginning of each calendar year.

(b)	Plan Operation. Participants are awarded Performance Units effective as of the beginning of each Plan Cycle. A Participant is eligible to receive a cash payment equal to the value of his or her Performance Units to the extent vested. Performance Units vest and become payable as provided in this Section 6. Appendix A sets forth special provisions that apply in lieu of Section 6 only to Participants employed by a specific Company.

(c)	Performance Units. Performance Units are components used to represent the incremental cash value of a Company. The number of Performance Units under the Plan with respect to each Company and the initial value for each Performance Unit as of January 1, 2007 under the Plan is set forth in Appendix A. Except as provided in Section 6(g) below, the value per Performance Unit at any time after January 1, 2007 shall equal (a) the value per Performance Unit as of the immediately preceding valuation date multiplied by (b) a fraction, the numerator of which is the applicable Company valuation as of the then current valuation date and the denominator of which is the applicable Company valuation as of the immediately preceding valuation date.

(d)	Valuation. The standard value is fair market value. Fair market value of the Performance Units will be annually determined as of each December 31st (or such other date as selected by the Committee in its sole discretion) using the Uniform Standards of Professional Appraisal Practice. Valuations shall be adjusted for any capital contributions. The Committee shall engage an outside appraiser to determine fair market value; provided, however, that the Committee may itself determine fair market value in lieu of engaging an outside appraiser by using the same valuation method that was used in the most recent valuation previously performed by an appraiser under this Section 6(d).

(e)	Award Opportunities. Award opportunities are based on a median competitive expected value divided by the starting value of a Performance Unit for the Company that employs the Participant on the date of the Award with respect to the then current Plan Cycle, each as determined in the Committee’s sole discretion.

(f)	Vesting. Performance Units held by a Participant vest to the extent that the Company which employs the Participant meets the performance requirements for the applicable Plan Cycle, provided that the Participant remains employed by such Company at the end of that Plan Cycle. The performance requirement for a Plan Cycle is based on the portion of a Participant’s average STIP payment that is attributable to applicable Company-wide STIP payout criteria (and not any portion of STIP payments that are based on individual or other special performance criteria) expressed as a percentage of STIP target performance, as determined in the sole discretion of the Committee

(“STIP Performance Against Target”) for all years that begin during a Plan Cycle. Specifically, the vested portion of a Participant’s Performance Units equals the STIP Performance Against Target divided by 300%, with performance at target for a year under the STIP being treated as 100%. In no event can the vested portion of a Performance Unit be less than 0% or greater than 100%. For example, if STIP cash payouts for the 2007-2009 Performance Cycle represented achievement of 75%, 100%, and 110% of STIP target performance for the 2007, 2008 and 2009 calendar years, respectively, the STIP Performance Against Target would be 285%, and the vested portion of the Performance Units (assuming continued employment until the end December 31, 2009) would be 95% (285%/300%). Notwithstanding anything to the contrary in this Section 6(f), in the case of an Executive Officer, the Committee shall determine the vested portion of any such Participant’s Performance Units, and the STIP Performance Against Target shall be calculated based on actual performance results and shall disregard any discretion (other than to interpret Plan provisions) exercised to determine an Executive Officer’s actual STIP payment.

(g)	Change in Control. The following rules shall apply in lieu of the vesting rules under Section 6(f) if there is a Change in Control of a Company prior to the end of a Plan Cycle with respect to outstanding Performance Units:

(i)	All Performance Units held by a Participant who is employed by the Company on the date of the Change in Control shall fully vest;

(ii)	The value of each vested Performance Unit shall be based upon the value realized by the Company’s shareholders upon the Change in Control; and

(iii)	The value of each vested Performance Unit shall be paid to affected Participants as soon as administratively practicable after the Change in Control but in no event more than 60 days after the final payment to be made in respect of the Change of Control is received; provided, however, that if the value realized by the Company’s shareholders includes amounts placed into escrow or consideration the receipt of which is contingent upon the passage of time or the occurrence of some future event or circumstances (“Contingent Value”), the amount payable to Participants related to the Contingent Value will be paid within 30 days after the date(s) on which payment of such Contingent Value is actually received by the Company or the Company’s stockholders, as the case may be, but in no event later than five years after such Change in Control.

The Committee has final authority to construe and interpret whether there has been a Change in Control with respect to a Company, the date of the Change in Control, the value realized by the Company’s shareholders in any Business Combination (such as an asset sale) in which such shareholders do not receive direct payment in respect of such Business Combination, and the amount to be paid with respect to each Performance Unit that vests due to the Change in Control.

(h)	Rights Upon Separation from Service.

(i)	A Participant immediately forfeits all outstanding Performance Units upon a “separation from service” (as such term is defined in Section 409A(a)(2)(a)(i) of the Code) prior to the end of a Plan Cycle for reasons other than death, Disability or retirement.

(ii)	A Participant shall vest, if at all, in a percentage of each Performance Unit based on the performance of the Company that employed such Participant during the applicable Plan Cycle in the event of separation from service by reason of death, Disability or retirement. The vested percentage shall be determined in the same manner as provided under Section 6(f), except that (x) the year of the separation of service and any future year during the applicable Plan Cycle shall be disregarded when determining the STIP Performance Against Target, and (y) 300% shall be replaced by 100% multiplied by the Participant’s number of completed years of service during the applicable Plan Cycle prior to the year of separation. For example, if a Participant has 100 Performance Units granted for the 2007-2009 Performance Cycle and separates from service on September 1, 2009, and the STIP Performance Against Target for 2007 and 2008 is 75% and 100%, respectively, the vested number of the Participant’s Performance Units would be 87.5, which is equal to 100 Performance Units multiplied by 87.5% (75% plus 100% divided by 200%).

Such Participant shall be entitled to receive a cash payment equal to the value of the vested percentage of his or her Performance Units under Section 6(j) below. All remaining unvested Performance Units are immediately forfeited on separation from service.

(i)	Transfers to a Non-eligible Position. A Participant’s transfer to a non-eligible position under the Plan during a Plan Cycle shall be treated as a retirement under Section 6(h) above solely for purposes of determining such Participant’s vested percentage of his or her Performance Units.

(j)	Payment of Awards. The value of a Participant’s vested Performance Units will be distributed in the form of a cash lump sum payment based on the most recent valuation under Section 6(d) on or immediately prior to the Triggering Event (as defined below) as soon as administratively practicable, but no later than March 14th of the first calendar year immediately following the Triggering Event; provided, however, that any such payment on account of a Participant’s transfer to an non-eligible position under Section 6(i) shall be paid as soon as administratively practicable after the earlier of (a) period ending six months after the Participant’s separation from service or (b) the expiration of the applicable Plan Cycle.

Payment may be delayed by the Company employing the Participant (and not the Participant) after the applicable payment due date described above only as permitted under Section 409A of the Code and regulations, rulings, notices and other guidance issued thereunder. The value of the award is determined by the most recent valuation under Section 6(d) as approved by the Committee. Awards payable to Executive Officers are subject to Section 6(k) and 6(m) below.

For purposes of this Section 6(j), the “Triggering Event” shall mean (i) in the case of a payment under Section 6(f), the last day of the applicable Plan Cycle, and (ii) in the case of a payment under Section 6(h), the Participant’s separation from service, and (iii) in the case of a payment under Section 6(i), the Participant’s transfer to an a non-eligible position.

(k)	Delay in Payment. The timing of a payment will be delayed to a date after the designated payment date where IFC reasonably anticipates that deductibility with respect to such payment otherwise would be limited or eliminated by the application of Section 162(m) of the Code (except due to a Change in Control); provided, however, that the payment shall be made at the earliest date at which IFC reasonably anticipates that the deduction of the payment amount will not be limited or eliminated by application of Section 162(m) of the Code.

(l)	No Acceleration of Payment. The timing of payments under this Plan shall not be accelerated for any reason that is not permitted by Section 409A.

(m)	Compliance with Section 162(m). It is intended that Awards made to Executive Officers under the Plan shall satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. The interpretation of the Plan and Awards to Executive Officers shall be guided by such provisions, as appropriate. If a provision of the Plan would cause a payment to an Executive Officer to fail to satisfy these requirements, it shall be interpreted and applied in a manner such that said payment will satisfy Code Sections 162(m) and 409A to the extent practicable.

In the case of a Participant who was an Executive Officer as of the grant date of an Award, within 90 days after the beginning of a Plan Cycle and before it has become substantially certain that the performance level will be met (or such other period of time as is consistent with the requirements of Sections 162(m) and Section 409A of the Code), the Committee, in its sole discretion, shall take the following action:

(i)	establish a target Award opportunity in writing for each Plan Participant for the Plan Cycle, expressed in Performance Units; and

(ii)	establish objective performance-based goals for an Award for which the outcome is substantially uncertain at the time such goals are established and that base performance on one or more of the following financial indicators of the Participant’s Company’s success: earnings per share, net earnings, net income, operating earnings, customer satisfaction, revenues, net sales, financial return ratios such as return on equity, return on assets, return on capital, and return on investment, ratio of debt to earnings or shareholders’ equity, market performance, market share, balance sheet measurements, economic profit, cash flow, shareholder return, margins, productivity improvement, cost control or operational efficiency measures, and working capital, any of which may be measured in absolute terms, growth or improvement during a Plan Cycle or as compared to another company or companies. Performance goals may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated or other external or internal measures and may include or exclude extraordinary charges, losses from discontinued operations, restatements and accounting changes and other unplanned special charges such as restructuring expenses, acquisitions, acquisition expenses (including without limitation expenses related to goodwill and other intangible assets), stock offerings, stock repurchases and strategic loan loss provisions. Such performance goals may be particular to a line of business, subsidiary or other unit or the Participant’s Company generally, and may, but need not, be based upon a change or an increase or positive result. It is the current intention of each Company to use one or more of these performance-based goals as selected by the Committee under the STIP as in effect on the date hereof as provided in Section 6(f) of the Plan.

All such target and maximum Award opportunities, performance levels and performance criteria pertaining to any Executive Officer are intended to meet the requirements of Section 162(m) of the Code.

Upon being established by the Committee, the target and maximum Award opportunities, performance levels and performance criteria for each Participant for a given Plan Cycle shall be set forth in writing and communicated to each such Participant (the “Plan Cycle Schedule”); provided, however, that the rights of an Executive Officer to receive payment pursuant to any such Award shall be expressly conditioned on obtaining the approval of the Plan by a majority of the shareholders of the Company in the manner provided under Section 162(m) of the Code prior to such payment.

After the establishment of a performance goal for an Executive Officer, the Committee shall not revise such performance goal (unless such revision will not disqualify compensation attributable to the Award as “performance-based compensation” under Section 162(m) of the Code) or increase the amount of compensation payable with respect to such Award upon the attainment of such performance goal.

As required by Treasury Regulation Section 1.162-27(e)(vi), the material terms of performance goals as described in this Section 6 shall be disclosed to and reapproved by IFC’s shareholders no later than the first shareholder meeting that occurs in the 5th year following the year in which IFC’s shareholders previously approved such performance goals.

The maximum dollar amount for a cash Award that may be earned under the Plan with respect to any Plan Cycle shall be $2,000,000. Any amount earned with respect to a cash Award with respect to which performance is measured over a period greater than one year shall be deemed to be earned ratably over the number of full and partial years in the Plan Cycle.

For Awards payable to Executive Officers, the Committee shall certify in writing prior to any such payment the extent to which the performance goal or goals (and any other material terms) applicable to such Plan Cycle have been satisfied and the amounts to be paid, vested, or delivered as a result thereof.

The Committee reserves the right to adjust the Award of any Participant (other than an Executive Officer) to reflect individual performance and/or extraordinary circumstances. The Award of any Executive Officer shall be subject to the right of the Committee to reduce in a manner consistent with Section 162(m) of the Code, but not increase, such Executive Officer’s Award to reflect individual performance and/or extraordinary circumstances.

7.	Miscellaneous

(a)	Amendment, Suspension or Termination of the Plan. The Board may, at any time and from time to time, amend, suspend or terminate the Plan or any part of the Plan with respect to one or more Companies as it may deem appropriate and subject to any requirement of stockholder approval imposed by applicable law, rule or regulation; provided, that, subject to the right of the Committee to adjust awards under the Plan, no such action may cause any Participant to be deprived of any Award previously awarded but not yet paid, or be effective in the fiscal year in which such action is taken, unless it is taken within the first three months of the applicable

Performance Unit’s Plan Cycle. To the extent that an amendment, suspension or termination would only apply to Participants who are not Executive Officers, the Committee shall have the Board’s authority to amend, suspend or terminate the Plan. Notwithstanding the foregoing, the Committee shall be entitled to amend the Plan without any Participant’s consent to the extent that such amendment relates to administrative matters or the Committee’s authority to administer the Plan or to the extent that the Committee determines such action is necessary to comply with Section 409A, to preserve the deductibility of Plan payments or both.

(b)	No Assignment. No portion of any Award under the Plan may be pledged, assigned or transferred otherwise than by will or the laws of descent and distribution prior to its payment.

(c)	Limitation on Liabilities. In any matter related to the Plan, no director or employee of IFC, a Company or any affiliate of IFC or a Company shall be liable for the action, or the failure to act, on the part of any other such person.

(d)	Limitation on Vested Interest. Awarding an opportunity is within the sole discretion of the Committee. No Participant shall have a vested interest in an Award before the end of the Plan Cycle except to the extent expressly provided in the Plan.

(e)	Employment Rights. Participation in this Plan shall not be construed to grant any Participant the right to be retained in the employ of IFC or a Company.

(f)	Unsecured General Creditors. All benefits payable under the Plan shall be paid from the general assets of the Company employing the Participant. No Company employing a Participant shall be required to set aside any funds to discharge its obligations hereunder. The rights of the Participant under the Plan shall be no greater than the rights of a general unsecured creditor of the Company that granted the Award to that Participant. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

(g)	Governing Law. Indiana law shall determine the validity and construction of the Plan and any rules relating to the Plan without reference to principles of conflict of laws, except as superseded by applicable federal law. This Plan is not intended to create any deferral of income that would be subject to Section 409A of the Code. In the event that any deferral of income results under this Plan, the terms of this Plan shall be interpreted to comply with the requirements of Section 409A.

Appendix A-1

IRWIN COMMERCIAL FINANCE CORPORATION

There are 278,290 units with respect to Irwin Commercial Finance Corporation, which is the same number of units as under the Irwin Commercial Finance Amended and Restated Performance Unit Plan (the “Prior ICF Plan”). The unit value with respect to Irwin Commercial Finance Corporation as of January 1, 2007 under the Plan shall be the same unit value as determined under the Prior ICF Plan as of December 31, 2006.

Special Provision Applicable Solely to Irwin Commercial Finance Corporation:

For purposes of Section 6(h), a Company-initiated separation from service unrelated to job performance with respect to a “Qualified Participant” shall be treated the same as a separation from service by reason of death, Disability, or retirement. A “Qualified Participant” shall mean a Participant who formerly owned at any time, directly or indirectly, shares of Irwin Commercial Finance Corporation or any of its subsidiaries, including but not limited to Irwin Commercial Finance Canada Corporation, Irwin Franchise Capital Corporation, Onset Holdings, Inc. and 3W1E Holdings, Inc.

Appendix A-2

IRWIN HOME EQUITY CORPORATION

The number of units with respect to Irwin Home Equity Corporation shall be the same number of units as under the Irwin Home Equity Corporation Performance Unit Plan (the “Prior IHE Plan”). The unit value with respect to Irwin Home Equity Corporation as of January 1, 2007 under the Plan shall be the same unit value as determined under the Prior IHE Plan as of December 31, 2006.

Appendix A-3

IRWIN UNION BANK AND TRUST COMPANY

There are 3,303,330 units with respect to Irwin Union Bank and Trust Company, which is the same number of units as under the Irwin Union Bank Amended and Restated Performance Unit Plan (the “Prior IUB Plan”). The unit value with respect to Irwin Union Bank and Trust Company as of January 1, 2007 under the Plan shall be the same unit value as determined under the Prior IUB Plan as of December 31, 2006.

Irwin Financial Corporation
Annual Shareholder Meeting
May 9, 2007 — 4:00 p.m. (E.D.T.)
YES Cinema
The Commons Mall
3rd & Washington St.
Columbus, IN 47201

YES Cinema («) is located in downtown Columbus, inside of the Commons Mall. The Cinema is closest to the 4th Street Mall entrance, but can be reached from any Mall entrance.

From 1-65, take Exit 68 and turn left (from 1-65 South) or right (from 1-65 North) off the ramp. Follow 46W into Columbus. Immediately after crossing the bridge, veer to your left and stay in the left lane. You will now be on Brown Street. Go through two stop lights (2nd St. and 3rd St.). After crossing 3rd Street, the parking lot (x) will be on your left, across from Sears (located in The Commons Mall).

c/o National City Bank Shareholder Services Operations Locator 5352 P. O. Box 94509 Cleveland, OH 44101-4509

ò    Please fold and detach card at perforation before mailing.    ò

IRWIN FINANCIAL CORPORATION
Voting Instruction Form for the Annual Meeting of Shareholders
As a participant in the Irwin Financial Corporation Employees’ Savings Plan and/or the Irwin Mortgage Corporation Retirement and Profit Sharing Plan (collectively, the “Plans”), you have the right to direct Fidelity Management Trust Company (“Fidelity”), as trustee of the Plans, regarding how to vote the shares of Irwin Financial Corporation attributable to your individual account under the Plans. Your instructions to Fidelity will be tabulated confidentially. If your voting directions are not received by May 4, 2007, the Trustee may vote the shares attributable to your account as specified by the applicable Plans.

Dated:	, 2007.

Signature
Please sign exactly as name appears here, date, and return this voting instruction form promptly in the enclosed envelope. No postage required if mailed in the United States.
PLEASE DATE, SIGN AND RETURN THIS VOTING INSTRUCTION FORM PROMPTLY USING THE ENCLOSED ENVELOPE.

YOUR VOTE IS IMPORTANT
Only the Trustee can vote your shares represented on this ballot. To ensure that your shares are represented at the Annual Meeting, please mark, sign, date and return this voting instruction form promptly in the enclosed postage-paid envelope.
ò    Please fold and detach card at perforation before mailing.    ò

IRWIN FINANCIAL CORPORATION	VOTING INSTRUCTION FORM
This Voting Instruction when properly executed, will be voted in the manner directed by the undersigned shareholder. If no directions are given, if the card is not signed, or if the card is not received by May 4, 2007, the Trustee may vote shares credited to your account as specified by the applicable Plans.

1.	Election of three Directors

	☐ FOR all nominees listed below		☐ WITHHOLD Authority to vote for all the nominees

	Sally A. Dean	William H. Kling	Lance R. Odden

Instruction: To withhold authority to vote for any individual nominee, write that nominee’s name below.

2.	To approve the Irwin Financial Corporation 2007 Performance Unit Plan and grants made under this Plan

	☐ FOR	☐ AGAINST	☐ ABSTAIN

(CONTINUED ON OTHER SIDE)

c/o National City Bank Shareholder Services Operations Locator 5352 P. O. Box 94509 Cleveland, OH 44101-4509

ò    Please fold and detach card at perforation before mailing.    ò

IRWIN FINANCIAL CORPORATION
Proxy for Annual Meeting of Shareholders
Proxy Solicited on Behalf of the Board of Directors
The undersigned does hereby nominate, constitute, and appoint William I. Miller and Thomas D. Washburn and each of them, (with full power to act without the other), with full power of substitution to each, the true and lawful Proxies of the undersigned to attend the Annual Meeting of the Shareholders of the Corporation, to be held at the Yes Cinema, 280 Commons Mall, Columbus, Indiana, on Wednesday, May 9, 2007, at 4:00 p.m. (EDT), or at any adjournment of the meeting, and to vote all shares of the Corporation that the undersigned is entitled to vote upon the matters referred to in this proxy and in the notice of the meeting to the same extent and with all the powers the undersigned would possess if personally present and voting at the meeting or at any adjournment of it.
The undersigned acknowledges receipt of notice of the meeting and the accompanying proxy statement and hereby revokes all proxies heretofore given by the undersigned for the meeting.

Dated:	, 2007.

Signature(s)

Signature(s)
Please sign exactly as name(s) appear(s) here, date, and return this proxy promptly in the enclosed envelope. If there are two or more co-owners, all must sign. No postage required if mailed in the United States.
PLEASE DATE, AND SIGN THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

YOUR VOTE IS IMPORTANT
Regardless of whether you plan to attend the Annual Meeting of Shareholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed postage-paid envelope.
ò    Please fold and detach card at perforation before mailing.    ò

IRWIN FINANCIAL CORPORATION	PROXY
This proxy will be voted as you specify on this proxy card. If no specification is made, the Shares represented by the proxy will be voted FOR the Directors named in the proxy statement, FOR the approval of the proposed Performance Unit Plan, and the Proxies may vote in their discretion upon such other matters as properly may come before the meeting or any adjournment of it. This proxy may be revoked at any time prior to voting it.

1.	Election of three Directors

	☐ FOR all nominees listed below		☐ WITHHOLD Authority to vote for all the nominees

	Sally A. Dean	William H. Kling	Lance R. Odden

Instruction: To withhold authority to vote for any individual nominee, write that nominee’s name below.

2.	To approve the Irwin Financial Corporation 2007 Performance Unit Plan and grants made under this Plan

	☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	To vote in the Proxies’ discretion upon such other business as may properly come before the meeting or any adjournment thereof.
(CONTINUED ON OTHER SIDE)